UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Hyzon Motors Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT, DATED JULY 19, 2024, SUBJECT TO CHANGE

Notice of the 2024 Annual Meeting of Stockholders

To Our Stockholders:

The accompanying proxy statement (this "Proxy Statement") is being furnished to you in connection with the solicitation by the board of directors (the “Board”) of Hyzon Motors Inc., a Delaware corporation (“we,” “us,” “our,” “Hyzon” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company.

Our Annual Meeting of Stockholders of the Company will be held virtually at 9:00 AM Eastern Time, on [•]
[•], 2024, and any adjournments or postponements thereof (the “Annual Meeting”).

This Notice of the 2024 Annual Meeting of Stockholders (the “Notice”) and accompanying Proxy Statement and Annual Report are being mailed to stockholders on or about [•].

Questions and Answers About the Proxy Materials and the Annual Meeting

Why am I receiving these materials?

Our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. This year’s Annual Meeting will be held virtually. You are invited to attend the Annual Meeting via live audio webcast by visiting www.proxydocs.com/HYZN and to vote electronically on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by mail, Internet or telephone. Stockholders are encouraged to vote and submit proxies in advance of the Annual Meeting by mail, Internet or telephone as early as possible to avoid processing delays and ensure their votes are counted.

What items of business will be addressed at the Annual Meeting?

Four proposals will be voted on at the Annual Meeting:
•The election of two Class III directors to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified;
•The approval of an amendment to our Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of our Class A common stock at a reverse stock split ratio ranging from [1:20 to 1:50], and to authorize the Board to determine, at its discretion, the timing of the amendment and the specific ratio of the reverse stock split;
•The approval, in accordance with Nasdaq Listing Rule 5635(d), of the issuance of more than 19.99% of our outstanding Class A common stock issuable upon the exercise of Class A common warrants (the "Warrants") issued pursuant to that certain Securities Purchase Agreement, dated as of July 19, 2024, by and among the Company and purchasers thereto (the "Purchase Agreement") in the event of an exercise price adjustment provision as a result of a share split, share dividend, share combination or other such event as described in the Warrants; and
•The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Additionally, the Annual Meeting will consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Stockholders of record at the close of business on [•] (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Your vote is very important, and it is important that your shares be represented at this meeting. Whether or not you expect to attend the virtual Annual Meeting, please vote at your earliest convenience by following the instructions you received in the mail. Please review the instructions on pages 2 and 3 of the attached Proxy Statement regarding your voting options.

By Order of the Board of Directors,

/s/ John Zavoli
John Zavoli
Secretary, General Counsel and Chief Legal Officer

Bolingbrook, Illinois
[•]

Proxy Statement
Information Concerning Voting and Solicitation

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors (the “Board”) of Hyzon Motors Inc., a Delaware corporation (“we,” “us,” “our,” “Hyzon” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held virtually on [•], [•], 2024 at 9:00 AM Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”).

This Notice of the 2024 Annual Meeting of Stockholders (the “Notice”) and this Proxy Statement and Annual Report are being first sent or delivered to stockholders on or about [•], 2024. The Company will bear the cost of soliciting proxies. In addition to soliciting proxies by mail, certain officers and employees of the Company, without extra compensation, may also solicit proxies personally or by telephone. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to the beneficial owners of shares held in their names.

Shares that are properly voted online or by telephone or for which proxy cards are properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the instructions specified in such proxies. Where no instructions are given, shares will be voted “FOR” the election of each of the named nominees for director (Proposal 1), "FOR" the approval of the Reverse Stock Split Authorization Proposal (Proposal 2), "FOR" the approval of the Warrant Approval Proposal (Proposal 3); and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 4).

A stockholder giving the enclosed proxy has the power to revoke it at any time before it is exercised by affirmatively electing to vote at the meeting or by delivering to John Zavoli, Secretary, Hyzon Motors Inc., 599 S. Schmidt Road, Bolingbrook, IL 60440, either an instrument of revocation or an executed proxy bearing a later date.

Questions and Answers About the Proxy Materials and the Annual Meeting

Why am I receiving these materials?
Our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. This year’s Annual Meeting will be held virtually. You are invited to attend the Annual Meeting via live audio webcast to vote electronically on the proposals described in this Proxy Statement by visiting www.proxydocs.com/HYZN. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by mail, Internet or telephone. We are sending the Notice to our stockholders of record and beneficial owners at the close of business on [•], 2024, which is the record date for the Annual Meeting (the “Record Date”).

Stockholders are encouraged to vote and submit proxies in advance of the Annual Meeting by mail, Internet or telephone as early as possible to avoid processing delays and ensure their votes are counted.

What items of business will be addressed at the Annual Meeting?
Four proposals will be voted on at the Annual Meeting:
•The election of two Class III directors to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified; and
•The approval of an amendment to our Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of our Class A common stock at a reverse stock split ratio ranging from [1:20 to 1:50], and to authorize the Board to determine, at its discretion, the timing of the amendment and the specific ratio of the reverse stock split (“Reverse Stock Split Authorization Proposal”);
•The approval, in accordance with Nasdaq Listing Rule 5635(d), of the issuance of more than 19.99% of our outstanding Class A common stock issuable upon the exercise of Class A common warrants (the "Warrants") issued pursuant to that certain Securities Purchase Agreement, dated as of July 19, 2024, by and among the Company and purchasers thereto (the "Purchase Agreement") in the event of an exercise price adjustment provision as a result of a share split, share dividend, share combination or other such event as described in the Warrants ("Warrant Approval Proposal"); and
•The ratification of the appointment KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Additionally, the Annual Meeting will consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

What are the Board’s recommendations?
Our Board recommends that you vote:
•The election “FOR ALL” of the Class III director nominees;
•"FOR" approval of the Reverse Stock Split Authorization Proposal;
•"FOR" approval of the Warrant Approval Proposal; and
•“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Will there be any other items of business on the agenda?
We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be properly brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

Who is entitled to vote?
Stockholders of record at the close of business on the Record Date, [•], 2024, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of the Company’s Class A common stock held as of the Record Date.

A list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose related to the Annual Meeting, for ten days prior to the Annual Meeting at our offices located at 599 S. Schmidt Road, Bolingbrook, IL 60440. Please contact our Secretary by telephone at (520) 352-7578 if you wish to inspect the list of stockholders prior to the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered, with respect to those shares, the stockholder of record. This Proxy Statement has been sent directly to you by us.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. This Proxy Statement has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.

How do I vote?
You may vote using any of the following methods:

By Internet — Stockholders of record may submit proxies by following the Internet voting instructions on their proxy materials prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their broker, bank, or nominee. Please check the voting instruction form for Internet voting availability. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

By Telephone — Stockholders of record may submit proxies by following the telephone voting instructions on their proxy materials prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their broker, bank, or nominee. Please check the voting instruction form for telephone voting availability. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible.

By Mail — If you would like to receive a paper copy of the proxy card, you must request one. Stockholders of record may submit paper proxies by completing, signing, and dating the proxy card and returning it in the prepaid envelope enclosed with the proxy card. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR ALL” nominees in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3, and “FOR” Proposal 4. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing, and dating the voting instruction forms provided by their broker, bank, or other nominee.

At the Virtual Meeting — Shares held in your name as the stockholder of record may be voted electronically at the Annual Meeting by visiting www.proxydocs.com/HYZN and using the control number included on your proxy materials. If you have already voted previously by Internet or telephone, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Shares held beneficially in street name may be voted electronically at the Annual Meeting only if you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting via live audio webcast, we recommend that you also submit your proxy or voting instructions or vote by Internet, telephone, or mail prior to the meeting so that your vote will be counted if you later decide not to attend or vote at the meeting.

Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting or, if attending the Annual Meeting virtually and are the record holder of your shares, by voting at the Annual Meeting. If you submitted your proxy by mail, Internet or telephone, you may change your vote or revoke your proxy with a later mail, Internet or telephone proxy. If you are a stockholder of record and submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and you wish to change or revoke your vote, you must obtain a legal proxy through your broker, bank or nominee and present it to Continental at least two weeks in advance of the Annual Meeting. Please consult the voting instructions or contact your broker, bank or nominee.

How are votes counted?
For Proposal 1, the election of Class III directors, for each nominee, you may vote “FOR” the nominee, “AGAINST” the nominee or “ABSTAIN.” Abstentions are not counted as votes cast and will have no effect on the vote on this proposal.

For Proposal 2, the Reverse Stock Split Authorization Proposal, you may vote “FOR,” vote “AGAINST”, or “ABSTAIN.” Abstentions are not counted as votes cast and will have no effect on the vote on this proposal.

For Proposal 3, the Warrant Approval Proposal, you may note "FOR," vote "AGAINST," or "ABSTAIN." An abstention has the same effect as a vote "AGAINST" this proposal.

For Proposal 4, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024, you may vote “FOR,” vote “AGAINST”, or “ABSTAIN.” An abstention has the same effect as a vote “AGAINST” this proposal.

If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors (the election “FOR ALL” of the Class III director nominees to the board of directors, "FOR" the approval of the Reverse Stock Split Authorization, “FOR” the approval of the Warrant Approval Proposal, and “FOR” the ratification of the appointment of KPMG LLP).

What vote is required to approve each item?
For Proposal 1, the election of Class III directors, each director nominee will be elected if they receive the affirmative vote of the holders of a majority of the shares of our Class A common stock casting votes in person (online during the virtual meeting) or by proxy on such proposal at the Annual Meeting. This means that each nominee will be approved if the votes cast “FOR” such nominee exceed the votes cast “AGAINST” such nominee. Abstentions are not counted as votes cast and will have no effect on the vote on each nominee.

Proposal 2, the Reverse Stock Split Authorization Proposal, requires the affirmative vote of the holders of a majority of the shares of our Class A common stock casting votes in person (online during the virtual meeting) or by proxy on such proposal at the Annual Meeting. This means that this Reverse Stock Split Authorization Proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Abstentions are not counted as votes cast and will have no effect on the vote on this proposal.

Proposal 3, the Warrant Approval Proposal requires the affirmative “FOR” vote of the holders of a majority of the voting power present or represented by proxy at the Annual Meeting and entitled to vote on the question. An abstention has the same effect as a vote “AGAINST” the Warrant Approval Proposal.

Proposal 4, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024, requires the affirmative “FOR” vote of the holders of a majority of the voting power present or represented by proxy at the Annual Meeting and entitled to vote on the question. An abstention has the same effect as a vote “AGAINST” this proposal.

If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker or nominee does not have discretionary authority to vote on that matter without instructions from the beneficial owner and instructions are not given. Discretionary items are proposals considered “routine” under the rules of The NASDAQ Stock Market, LLC (“Nasdaq”), such as the vote on the Reverse Stock Split Authorization Proposal and the ratification of the appointment of our independent auditors, and therefore, broker non-votes are not expected to exist with respect to either Proposals 2 or 4. Proposals 1, the election of the two Class III nominee directors and 3, the Warrant Approval Proposal, are each considered a “non-routine” item for which brokers and nominees do not have discretionary power to vote and, therefore, broker non-votes may exist with respect to these “non-routine” proposals. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered cast or entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

Is cumulative voting permitted for the election of directors?
Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single nominee.

What constitutes a quorum?
The holders of a majority of the voting power of the Class A common stock issued and outstanding and entitled to vote on the Record Date, present or represented by proxy at the Annual Meeting, shall constitute a quorum. As of the close of business on the Record Date, there were [•] shares of our Class A common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What is “householding” and how does it affect me?
We have adopted a procedure which has been approved by the SEC for mailing our proxy materials called “householding”. Under this procedure, service providers who deliver our communications to stockholders may deliver a single copy of our Annual Report, Proxy Statement and Notice to multiple stockholders who share the same last name and address, unless we receive contrary instructions from any stockholder at that address. Stockholders who participate in householding will continue to receive separate proxy cards. We have undertaken householding to reduce paper waste, printing costs and postage fees, and we encourage you to participate.

If you prefer to receive multiple copies of our proxy materials at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to John Zavoli, Hyzon Motors Inc., 599 S. Schmidt Road, Bolingbrook, IL 60440 or call (520) 352-7578. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner.

If you are a beneficial owner, you may request additional copies of our proxy materials or you may request householding by notifying your broker, bank or other nominee.

How are proxies solicited?
Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy material to the owners of our common stock. At this time, we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement.

Why are we holding a virtual Annual Meeting?
We believe that the virtual meeting format will expand stockholder access. You will not be able to attend the Annual Meeting in person.

How can I attend the virtual Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting via live audio webcast by visiting www.proxydocs.com/HYZN. To participate in, vote, or ask questions at the Annual Meeting, you will need to register to attend the Annual Meeting using the control number, which is included in your proxy materials. Once you have registered for the Annual Meeting, you will receive an email with instructions, including a link to join the meeting and how to attend via phone. The Annual Meeting will begin promptly at 9:00 a.m., Eastern Time, on [•], [•], 2024. We encourage you to access the virtual meeting website prior to the start time. You may begin to log into the virtual meeting platform beginning at approximately fifteen minutes prior to the start of the Annual Meeting on [•], [•], 2024.

If you wish to submit a question during the Annual Meeting, you may log into the Annual Meeting using the registration link you received (see above) and enter and submit your question. We will answer questions that comply with our meeting rules of conduct, subject to time constraints.

What if I have technical difficulties accessing or participating in the virtual Annual Meeting?
We will have technicians ready to assist you with technical difficulties you may have in accessing the virtual Annual Meeting, voting at the Annual Meeting, or submitting questions at the Annual Meeting. After registering to attend the virtual Annual Meeting, you will receive an instructional email which will provide an email address and phone number to connect with these technicians.

What is the mailing address of our principal executive office?
The mailing address of our principal executive office is Hyzon Motors Inc., 599 S. Schmidt Road, Bolingbrook, IL 60440.

IMPORTANT
Please promptly vote by Internet, telephone, or mail, or by following the instructions provided by your broker, bank or nominee, so that your shares can be represented at the Annual Meeting.

Proposal 1 — Election of Directors
Director Nominees

Our Second Amended and Restated Bylaws (our “Bylaws”) provide that our Board shall consist of such number of directors as the Board may from time to time determine. The number of directors currently authorized by our Board is nine directors. The authorized number of directors may be changed by resolution of our Board. Each director shall serve a term of three years. Vacancies on our Board can be filled by resolution of our Board. Our Second Amended and Restated Certificate of Incorporation, as amended (our “Charter”) provides that the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II, and Class III. At this Annual Meeting, the Class III directors are up for election.

Nominees for Class III Directors Two candidates have been nominated for election as Class III directors at the Annual Meeting for a three-year term or until their successors are duly elected and qualified, and each has indicated to us that he will be able to serve. Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Erik Anderson and Parker Meeks for re-election as Class III directors.

If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominees designated by the Board, taking into account any recommendations of the Nominating and Corporate Governance Committee, to fill such vacancy.

The names of the proposed director nominees, their respective ages, and other biographical information as of the Annual Meeting, are set forth below. A discussion of the qualifications, attributes and skills of each nominee that led the Board and the Nominating and Corporate Governance Committee to the conclusion that he should serve, or continue to serve, as a director follows each nominee’s biography.

Biographies

Director; Chairman Director since July 2021; Chairman since August 2023 Committee Memberships: Member, ESG Committee	Erik Anderson Age 65

Biographical Information
Mr. Anderson has served as a member of the Board since July 2021, and as Chairman of the Board since August 2023. Mr. Anderson served as Chief Executive Officer of Decarbonization Plus Acquisition Corporation (“DCRB”) from September 2020 to July 2021 and as a member of the DCRB board of directors from October 2020 to July 2021. Mr. Anderson founded WRG, a collaboration of leading investment firms providing integrated capital solutions to the global innovation economy, in 2002, and has served as Chief Executive Officer of WRG since its inception. In 2018, Mr. Anderson became executive chairman and now serves as CEO and chairman of Singularity University (now Singularity Education Group), a company that offers executive educational programs, a business incubator and innovation consultancy service. Mr. Anderson is also the Vice Chairman of Topgolf Calloway Brands Corp. (NYSE: MODG), a global sports and entertainment company. Mr. Anderson has received numerous honors, including the Ernst & Young Entrepreneur of the Year Award. In 2018 and 2017, Mr. Anderson was honored by Goldman Sachs as one of their Top 100 Most Intriguing Entrepreneurs. In 2019 and 2018, Mr. Anderson was ranked by Golf Inc. as the No. 3 most powerful person in the golf industry after being ranked No. 8 in 2017. Mr. Anderson is Vice-Chairman of ONEHOPE, a cause-centric consumer brand and technology company, and is the founder of America’s Foundation for Chess, currently serving 160,000 children in the United States with its First Move curriculum. Mr. Anderson serves on the board of Play Magnus, an interactive chess app. In 2019, Mr. Anderson became a member of the board of Pro.com, a leader in the home improvement experience industry. His investment experience includes being partner at Frazier Healthcare Partners, Chief Executive Officer of Matthew G Norton Co. and Vice President at Goldman, Sachs & Co. Mr. Anderson was recognized early in his career as one of the top “40 under 40” young achievers and emerging leaders by Seattle’s Puget Sound Business Journal.

We believe Mr. Anderson is qualified to serve on the Board due to his experience serving as DCRB’s Chief Executive Officer and member of the DCRB board of directors, and his financial, investing and management expertise.

Qualifications
Mr. Anderson holds a master’s and bachelor’s degree in Industrial Engineering from Stanford University and a bachelor’s degree (Cum Laude) in Management Engineering from Claremont McKenna College.

Director, Chief Executive Officer Director since May 2023; CEO since March 2023 Committee Memberships: None	Parker Meeks Age 43

Biographical Information
Mr. Meeks has served as Chief Executive Officer of Hyzon since March 2023 and a member of the Board since May 2023. Prior to this role, Mr. Meeks served as President and Interim Chief Executive Officer of Hyzon since August 2022, and as Chief Strategy Officer of Hyzon since June 2021. From November 2018 to January 2021, Mr. Meeks served as President, Infrastructure Sector for TRC Companies, a design and construction management business in transportation, renewable energy and water resources end markets. Prior to that, from February 2012 to October 2018, Mr. Meeks served as Partner of McKinsey & Company, a global management consulting services company that Mr. Meeks joined in July 2005. Mr. Meeks served as the Managing Partner of McKinsey & Company’s Houston office from June 2013 to June 2016.

We believe that Mr. Meeks is qualified to serve on the Board due to his experience in driving impactful strategic analysis and long-term decisions in a rapidly evolving business environment, as well as his knowledge of Hyzon’s operations, employee needs, programs, and strategic focus to support its key decision-making processes.

Qualifications
Mr. Meeks holds an M.B.A. degree in Finance from William Marsh Rice University and a B.S. degree in Electrical Engineering from Columbia University.

✓	The Board Recommends a Vote “FOR” the Election of Erik Anderson and Parker Meeks.

Corporate Governance

Executive Officers and Directors

Our directors and executive officers, and their respective ages, are as follows. All directors serve a three-year term.

Name	Age	Position
Executive Officers
Parker Meeks	43	Director and Chief Executive Officer
Stephen Weiland	45	Chief Financial Officer
Bappaditya Banerjee	56	Chief Operating Officer
Christian Mohrdieck	64	Chief Technology Officer
Sue Sun-LaSovage	58	Chief Human Resources Officer
John Waldron	59	Chief Accounting Officer
John Zavoli	65	General Counsel and Chief Legal Officer

Non-Employee Directors
Erik Anderson (4)	65	Director; Chairman
Dennis Edwards (1)(2)(3)(4)	53	Director
Andrea Farace (2)(3)(4)	68	Director; Vice-Chairman
Matthew Foulston (1)(2)	60	Director
Viktor Meng (3)(4)	50	Director
Elaine Wong (1)(3)(4)	48	Director

(1)    Member of the Audit Committee.
(2)    Member of the Compensation Committee.
(3)    Member of the Nominating and Corporate Governance Committee.
(4)    Member of the Environmental, Social and Governance Committee.

Executive Officers

Parker Meeks. Mr. Meeks has served as Chief Executive Officer of Hyzon since March 2023 and a member of the Board since May 2023. Prior to this role, Mr. Meeks served as President and Interim Chief Executive Officer of Hyzon since August 2022, and as Chief Strategy Officer of Hyzon since June 2021. From November 2018 to January 2021, Mr. Meeks served as President, Infrastructure Sector for TRC Companies, a design and construction management business in transportation, renewable energy and water resources end markets. Prior to that, from February 2012 to October 2018, Mr. Meeks served as Partner of McKinsey & Company, a global management consulting services company that Mr. Meeks joined in July 2005. Mr. Meeks served as the Managing Partner of McKinsey & Company’s Houston office from June 2013 to June 2016. Mr. Meeks holds an M.B.A. degree in Finance from William Marsh Rice University and a B.S. degree in Electrical Engineering from Columbia University.

We believe that Mr. Meeks is qualified to serve on the Board due to his experience in driving impactful strategic analysis and long-term decisions in a rapidly evolving business environment, as well as his knowledge of Hyzon’s operations, employee needs, programs, and strategic focus to support its key decision-making processes.

Stephen Weiland. Mr. Weiland has served as Chief Financial Officer of Hyzon since November 2023. From 2022 to 2023, Mr. Weiland served as Chief Financial Officer for BOOM Supersonic, a supersonic aircraft manufacturer. Prior to this role, from 2015 to 2022, Mr. Weiland worked at Caterpillar, a manufacturer of construction, mining, and other equipment, where he served as Division CFO of the Integrated Components & Solutions division from 2020 to 2022 and Division CFO of the Cat Digital division from 2018 to 2020. From 2015 to 2018, Mr. Weiland was a Director in Caterpillar's Corporate Development group. Prior to his roles at Caterpillar, from 2012 to 2014, Mr. Weiland served as Director, Investment Banking at KPMG Corporate Finance, and prior to this role, served as an investment banker at various institutions and as a public accountant. He holds an M.B.A. degree in Finance, Management & Strategy, and Accounting from the Northwestern University Kellogg School of Management, and a B.S. degree in Accountancy and minor in Technology & Management from the University of Illinois at Urbana-Champaign.

Bappaditya Banerjee. Dr. Banerjee has served as Chief Operating Officer of Hyzon since May 2023. From 2017 to April 2023, he served as Vice President, Mining Equipment, for GE Transportation (a Wabtec Company), a leading global provider of equipment, systems, digital solutions, and value-added services for the freight, rail, transit, mining, industrial, and marine applications. Dr. Banerjee led the Mining Equipment business, including market and product strategy, new technology development, sales and marketing, order to delivery, field service and quality, aftermarket sales, service, and remanufacturing operations for propulsion systems for electrification of mining trucks. He led Power Agnostic strategy for electric propulsion systems for compatibility with alternate and augmenting sources of power to diesel, from trolley systems, battery systems, and fuel cell systems. From 1997 to 2017, Dr. Banerjee served in progressing roles with Caterpillar, Inc. where, from 2015 to 2017, he served as Worldwide Product Head, Off-highway Trucks & Wheel Tractor Scrapers. He holds a Ph.D. in Mechanical Engineering from Purdue University, an M.B.A. from the University of Chicago, an M.S. degree in Mechanical Engineering from Binghamton University, and a B.E. degree in Mechanical Engineering from the Delhi College of Engineering in India.

Christian Mohrdieck. Dr. Mohrdieck has served as Chief Technology Officer of Hyzon since January 2024. From 2021 to 2023, Dr. Mohrdieck served as Chief Commercial Officer for cellcentric GmbH & Co. KG (“cellcentric”), a fuel cell company that was formerly known as Daimler Truck Fuel Cell GmbH & Co. KG. As Chief Commercial Officer for cellcentric, he led fuel cell research and design, as well as production and sales. Prior to this role, from 2012 to 2021, Dr. Mohrdieck served as CEO of Mercedes-Benz Fuel Cell GmbH, and Managing Director of Daimler Truck Fuel Cell GmbH & Co. KG, both of which are in the fuel cell business, and Director of Fuel Cell for Daimler AG. In those roles, Dr. Mohrdieck supported, developed and led Daimler’s fuel cell program, forming the foundation of cellcentric. Before this, Dr. Mohrdieck held various research and management positions of increasing responsibility for over two decades working within the Daimler AG family of companies. He holds a Ph.D. in Science (Solid State Physics) from Kiel University, Germany, where he also earned a Diploma of Physics degree.

Sue Sun-LaSovage. Ms. Sun-LaSovage has served as Chief Human Resources Officer of Hyzon since May 2023. From 2021 to 2023, Ms. Sun-LaSovage served as Chief People Officer for Via Motors, a designer and manufacturer of electric commercial truck platforms. From 2018 to 2020, Ms. Sun-LaSovage served as Global Vice President, Human Resources for SRG Global, a Guardian Company and supplier of automotive and commercial truck parts and components. Previously, Ms. Sun-LaSovage held various senior-level human resources roles at LeSaffre Yeast Corporation, S.C. Johnson & Son, and Dow Chemical. She holds a master’s degree in Human Resources & Industrial Relations from the University of Minnesota, and a bachelor’s degree in Mechanical & Optical Engineering from HuaZhong University of Science & Technology in China.

John Waldron. Mr. Waldron has served as Chief Accounting Officer of Hyzon since May 2024. Prior to his appointment, Mr. Waldron served from December 2023 to May 2024, as VP of Finance and Operations of the Company. From 2020 to 2022, Mr. Waldron served as Vice President of Finance & Accounting for Dom’s Kitchen and Market, a specialty start-up grocery retailer, where he led Accounting and Financial Planning & Analysis. Prior to this role, from 2018 to 2020, Mr. Waldron worked at Treehouse Foods, a manufacturer of private label food and beverage products, where he served as Vice President and Controller, Chief Accounting Officer. From 2015 to 2018, Mr. Waldron served as Vice President of Finance, Chief Financial and Accounting Officer for Lifeway Foods, a food and beverage manufacturer. Prior to his role at Lifeway Foods, Mr. Waldron served as the controller and chief accounting officer at various public and private companies including The Campbell Soup Company and Navistar. Mr. Waldron began his career at Arthur Andersen. He holds a Bachelor of Business Administration in Accounting from Loyola University of Chicago.

John Zavoli. Mr. Zavoli has served as General Counsel and Chief Legal Officer of Hyzon since February 2021. From March 2020 to February 2021, Mr. Zavoli served as General Counsel, and from January 2020 to March 2020, as Assistant General Counsel, of Karma Automotive, an electric vehicle manufacturer and alternative energy mobility company. From January 2017 to May 2019, Mr. Zavoli served as Senior Vice President and Senior Corporate Counsel of Conduent Inc., a software company focused on delivering mission-critical services and solutions on behalf of businesses and governments. Prior to that, Mr. Zavoli served as Senior Vice President and Senior Corporate Counsel in the Law Department of Xerox Corporation, a print and digital document products and services provider, from August 2014 to January 2017, where he supported the StrataCare business unit and other Xerox services businesses. Prior to that, Mr. Zavoli served as Chief Financial Officer and General Counsel of StrataCare, LLC from December 2007 to August 2014, when StrataCare, LLC was acquired by Xerox Corporation and eventually spun off into Conduent Inc. Mr. Zavoli holds an LL.M. from Boston University School of Law, a J.D. from University of Illinois Chicago Law School, and B.S. degree in Accounting from the University of Illinois Chicago. He is a member of the California and Illinois Bars.

Non-Employee Directors

Erik Anderson. Mr. Anderson has served as a member of the Board since July 2021, and as Chairman of the Board since August 2023. Mr. Anderson served as Chief Executive Officer of Decarbonization Plus Acquisition Corporation (“DCRB”) from September 2020 to July 2021 and as a member of the DCRB board of directors from October 2020 to July 2021. Mr. Anderson founded WRG, a collaboration of leading investment firms providing integrated capital solutions to the global innovation economy, in 2002 and has served as Chief Executive Officer of WRG since its inception. In 2018, Mr. Anderson became executive chairman and now serves as CEO and chairman of Singularity University (now Singularity Education Group), a company that offers executive educational programs, a business incubator and innovation consultancy service. Mr. Anderson is also the Vice Chairman of Topgolf Calloway Brands Corp. (NYSE: MODG), a global sports and entertainment company. Mr. Anderson has received numerous honors, including the Ernst & Young Entrepreneur of the Year Award. In 2018 and 2017, Mr. Anderson was honored by Goldman Sachs as one of their Top 100 Most Intriguing Entrepreneurs. In 2019 and 2018, Mr. Anderson was ranked by Golf Inc. as the No. 3 most powerful person in the golf industry after being ranked No. 8 in 2017. Mr. Anderson is Vice-Chairman of ONEHOPE, a cause-centric consumer brand and technology company, and is the founder of America’s Foundation for Chess, currently serving 160,000 children in the United States with its First Move curriculum. Mr. Anderson serves on the board of Play Magnus, an interactive chess app. In 2019, Mr. Anderson became a member of the board of Pro.com, a leader in the home improvement experience industry. His investment experience includes being partner at Frazier Healthcare Partners, Chief Executive Officer of Matthew G Norton Co. and Vice President at Goldman, Sachs & Co. Mr. Anderson was recognized early in his career as one of the top “40 under 40” young achievers and emerging leaders by Seattle’s Puget Sound Business Journal. Mr. Anderson holds a master’s and bachelor’s degree in Industrial Engineering from Stanford University and a bachelor’s degree (Cum Laude) in Management Engineering from Claremont McKenna College.

We believe Mr. Anderson is qualified to serve on the Board due to his experience serving as DCRB’s Chief Executive Officer and member of the DCRB board of directors, and his financial, investing and management expertise.

Dennis Edwards. Mr. Edwards has served as a member of the Board since July 2021. Mr. Edwards has been the President of Detroit Chassis, an assembler of rolling strip chassis, since November 2017 and has deep leadership experience overseeing global operations, program and launch management for major auto suppliers such as Lear Corporation, Advanced Engineered Products and Dura Automotive Regional plant responsibilities throughout Southeast Asia at Lear. From September 2015 to October 2017, Mr. Edwards served as Vice President of Program Management and Process Engineering at Dura Automotive Systems LLC, an automotive supplier. Prior to that, Mr. Edwards served as Vice President of Operations of Advanced Engineered Products from May 2013 to August 2015, and as Vice President of Operations of Lear Corporation from 1996 to 2012. Mr. Edwards holds an M.B.A. (Management) from Georgia State University and a B.A. degree from Oregon State University.

We believe Mr. Edwards is qualified to serve on the Board due to his extensive executive and senior management experience in the automotive industry, and his proficiencies in lean manufacturing, process engineering, capital/tooling acquisition, manufacturing, supply chain management and plant management.

Andrea Farace. Mr. Farace has served as a member of the Board since May 2023, and as Vice Chairman since August 2023. Since January 2024, Mr. Farace serves on the advisory committee of the UK Association of Foreign Banks. Since 2022, Mr. Farace has served on the board of HBL Bank UK Ltd, a full service banking institution regulated by the UK PRA and the FCA, where he is currently Chairman. In addition, he currently serves (since 2020) on the Board of Wirecard Card Solutions Limited, a formerly FCA licensed e-money institution now in voluntary liquidation, and the Board of Ptech Holdings GmbH (since 2023), a privately held electronic rating and credit analysis provider for the financial services sector. From March 2020 to December 2021, Mr. Farace served as Executive Vice President at Wirecard Card Solutions Limited, where he was responsible since June 2020 for all Wirecard Group divestitures globally working for the court appointed Administrator of the Wirecard AG group. Previously, from December 1999 to February 2020, Mr. Farace held several senior positions at Citigroup Inc., including as Head of, or Chief Operating Officer of, several businesses including Citi Holdings, Citi Transaction Services, Citi CEEMEA region, Citi Japan Investment Banking and Global Investment Banking, among others. Mr. Farace holds a bachelor's degree in Statistical, Demographic and Actuarial Sciences from the Università di Roma, and an M.B.A. from Columbia Business School.

We believe Mr. Farace is qualified to serve on the Board based on his experience with institutional investors and financial markets providing a deep understanding of capital markets.

Matthew Foulston. Mr. Foulston has served as a member of the Board since July 2023. Mr. Foulston is an accomplished financial executive with extensive international experience and has served as the CFO for three publicly listed companies. From 2020 to 2022, Mr. Foulston served as Executive Vice President and CFO of Covetrus, a $4.6 billion animal health distribution, software, and e-commerce company. Previously, from 2016 to 2019, Mr. Foulston served as Executive Vice President and CFO of Treehouse Foods, a manufacturer of packaged foods and beverages, and from 2014 to 2016 as CFO of Compass Minerals. Prior to that, Mr. Foulston spent over 25 years in the automotive sector, including as Senior Vice President, Operations/Corporate Finance and Investor Relations for Navistar, and Vice President and CFO of Navistar Truck, Senior Vice President and CFO for Mazda North America, as well as in various finance and strategy roles of increasing responsibility for Ford Motor Company. Mr. Foulston holds a B.S. degree in Economics from Loughborough University in the United Kingdom.

We believe Mr. Foulston is qualified to serve on the Board based on his extensive financial, executive, and international experience in addition to over 25 years in the automotive/commercial truck industries.

Viktor Meng. Mr. Meng has served as a member of the Board since July 2021, and as a member of the Board of Legacy Hyzon since August 2020. Mr. Meng has served as the Managing Director of Bscope Ltd., part of the Piëch-Nordhoff family office, which is focused on the management and execution of the long term strategic and sustainability interests of the Piëch-Nordhoff family, since March 2012 and Bscope Pte Ltd since 2017. One of the family office’s investment vehicles holds shares in Horizon Fuel Cell Technologies Pte. Ltd. Prior to co-founding Bscope, Mr. Meng prepared the entry of Porsche Holding GmbH, Europe’s largest automobile distribution and retailing company at the time, into the rapidly growing Chinese market as an independent consultant from 2002 to 2003. Mr. Meng worked as a Consultant at Haarmann Hemmelrath in Shanghai from 2001 to 2002 and at United Management Technologies in New York and London from 1999 to 2001, advising on corporate efficiency and alignment. Mr. Meng holds a B.S. (summa cum laude) in Business Administration from the State University of New York at Stony Brook and an MSc in Management from the London School of Economics.

We believe Mr. Meng is qualified to serve on the Board due to his expertise gained from serving as a member of Legacy Hyzon’s board of directors, and his nearly two decades of experience in global direct and venture investment.

Elaine Wong. Ms. Wong has served as a member of the Board since July 2021. Ms. Wong is a co-founder and a partner of H+ Partners, which was formed in 2021 to make private equity investments in companies that accelerate decarbonization, with a particular emphasis on companies in the hydrogen ecosystem. Prior to that, she co-founded Hydrogen Capital Partners in 2019 and co-founded HAO Capital, a China-focused Growth Equity Fund in June 2006. Ms. Wong worked at The Carlyle Group as an Associate in Washington, DC from July 1999 to August 2001 and as a Senior Associate in Hong Kong from June 2003 to June 2006. Prior to that, from August 1997 to July 1999, Ms. Wong worked as an Analyst at Arthur D. Little’s chemicals practice in Cambridge, MA. Ms. Wong holds an M.B.A. from Stanford Graduate School of Business and a B.S. (Chemical Engineering) from MIT.

We believe Ms. Wong is qualified to serve on the Board due to her over 20 years’ business experience in the private equity sector, her knowledge of the hydrogen energy economy and her experience serving on the boards of numerous companies that have gone on to become publicly listed companies.

Director Independence; Controlled Company Exemption

The Board determined that each of the directors other than Mr. Meeks qualifies as an independent director of the board or directors, as defined under the Nasdaq listing rules, and the board of directors consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the Audit Committee, as discussed below.

The Nasdaq rules have objective tests and a subjective test for determining who is an “independent director.” Under the objective tests, a director cannot be considered independent if:
•The director is, or at any time during the past three years was, an employee of the Company;
•The director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for Board or Board committee service);
•A family member of the director is, or at any time during the past three years was, an executive officer of the Company;
•The director or a family member of the director is a partner in, a controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceeded 5% of the recipient’s consolidated gross revenue for that year, or $200,000, whichever was greater (subject to certain exclusions);
•The director or a family member of the director is employed as an executive officer of an entity for which at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or
•The director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the Company’s audit.

The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to make these subjective determinations but considers all relevant facts and circumstances.

In addition to the Board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established by the SEC and Nasdaq, as no member of the Audit Committee accepts directly or indirectly any consulting, advisory, or other compensatory fee from the Company other than their director compensation, or otherwise has an affiliate relationship with the Company. Similarly, the members of the Compensation Committee each qualify as independent under SEC and Nasdaq standards. Under these standards, the Board considered that none of the members of the Compensation Committee accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company other than their director compensation, and that none have any affiliate relationships with the Company or other relationships that would impair the director’s judgment as a member of the Compensation Committee.

Prior to December 20, 2023, Hymas and its affiliates controlled a majority of the voting power of the Class A common stock of the Company. As a result, for most of 2023, we were a “controlled company” under Nasdaq rules. As a controlled company, we may elect not to comply with certain Nasdaq corporate governance requirements, including those that would require:
•the Board to have a majority of independent directors;
•that Hyzon establish a compensation committee comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•that Hyzon have independent director oversight of Hyzon’s director nominations.

Hyzon has not relied on any of these exemptions (including with respect to the requirement for a majority of independent directors) while it was a controlled company.

On December 20, 2023, Horizon reported in SEC filings that it completed a restructuring that resulted in (i) Hymas selling or otherwise distributing shares of Class A common stock of the Company and options to purchase shares of Class A common stock, and (ii) Horizon selling, issuing, or distributing options to purchase shares of Class A common stock (the “distribution and sale”). Following the distribution and sale, the Company is no longer majority-owned by Hymas or Horizon or any other single shareholder or group of shareholders. As a result, the Company is no longer a controlled company under applicable Nasdaq rules.

Board Diversity

The table below provides certain statistics related to the composition of our Board’s members and nominees as of the Record Date. Each of the categories listed in the table below has the meaning as set forth in Nasdaq Rule 5605(f).

Total Number of Directors	7
Gender Identity	Female	Male	Non-binary	Did not Disclose Gender
Directors	1	6	—	—
Demographic background
African American or Black	—	1
Alaskan Native or American Indian	—	—
Asian	1	1
Hispanic or Latinx	—	—
Native Hawaiian or Pacific Islander	—	—
White	—	4
Two or More Races or Ethnicities	—	—
LGBTQ+	—	—
Did not Disclose Demographic Background	—	—
*    If each director nominee is elected to the Board, after the 2024 Annual Meeting, 2 of 6, or 33%, of our independent directors, and 2 of 7, or 28.6%, of our full Board would identify as gender, racially, ethnically and/or nationality diverse, and 1 of 7, or 14.3%, of our full Board would identify as female.

Board of Directors Meetings

Our Board held 33 meetings during 2023. Each director who served on the Board in 2023 attended at least 75% of the aggregate meetings held by the Board and the committees, if any, on which such director serves. We do not have a policy requiring attendance of our directors at our Annual Meeting of Stockholders.

The independent directors meet in an executive session in connection with each regularly scheduled board meeting, during which the independent directors have the opportunity to discuss management performance. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. Our board of directors welcomes questions or comments about the Company and our operations. If a stockholder wishes to communicate with our Board of Directors, including our independent directors, they may send their communication in writing to: Secretary, Hyzon Motors Inc., 599 S. Schmidt Road, Bolingbrook, Illinois 60440. You must include your name and address in the written communication and indicate whether you are a stockholder. The Secretary will review any communication received from a stockholder, and all material communications will be forwarded to the appropriate director or directors, or committee of the Board of Directors based on the subject matter.

Certain Relationships and Related Transactions

Horizon IP Agreement
In January 2021, the Company entered into an intellectual property agreement (the “Horizon IP Agreement”) with Jiangsu Qingneng New Energy Technologies Co., Ltd. and Shanghai Qingneng Horizon New Energy Ltd. (together, “JS Horizon”) both of which are subsidiaries of the Company’s ultimate parent, Horizon. Under the Horizon IP Agreement, JS Horizon assigned to the Company a joint ownership interest in certain intellectual property rights previously developed by JS Horizon (“Background IP”), and each of Hyzon and JS Horizon granted to the other, within such other party’s field of use, exclusive licenses under their respective joint ownership rights in the Background IP, as well as their rights in improvements made in the future with respect to such Background IP. Under that agreement, the Company also grants JS Horizon a perpetual non-exclusive license under certain provisional patent applications (and any patents issuing therefrom), as well as improvements thereto. On September 27, 2021, the Horizon IP Agreement was amended to add Jiangsu Horizon Powertrain Technologies Co. Ltd. (“JS Powertrain”) as a party. Under the terms of the Horizon IP Agreement, the Company paid JS Horizon and JS Powertrain $10.0 million as consideration for the rights it receives under the Background IP and improvements thereto. Of this sum, $6.9 million was paid in 2021 and the remaining $3.1 million was paid in February 2022.

The Company and Horizon signatories entered into a Second Amendment (the “Second Amendment”) to the Horizon IP Agreement effective September 22, 2023. Under the terms of the Second Amendment, the parties have agreed to certain amendments to the Horizon IP Agreement pertaining to their rights in and to hydrogen fuel cell intellectual property. The parties have also agreed to a term for the Horizon IP Agreement that shall expire on the seven-year anniversary of the effective date of the Second Amendment.

Please see the section Item 1A entitled “Business—Intellectual Property” in Part I, Item 1 of the Annual Report on Form 10-K for additional information concerning the Horizon IP Agreement.

Horizon is the beneficial owner of approximately [•] of our outstanding Class A common stock as of [•]. See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” below.

Divestiture of Hyzon Guangdong & Share Repurchase
In December 2022, the Company sold all of its equity interest in Hyzon Motors Technology (Guangdong) Co., Ltd. (“Hyzon Guangdong”) to Hymas for approximately $3.1 million in cash, subject to certain adjustments. As a common control transaction, the difference of $0.8 million between the consideration received, net of payable and the book value is recognized in the Company’s additional paid-in-capital for the year ended December 31, 2022. Subsequent to the divestiture, Hyzon Guangdong changed its name to Guangdong Qingyun Technology Co. Ltd. (“Guangdong Qingyun”).

Additionally, together with the execution of the Hyzon Guangdong divestiture, the Company entered into a share buyback agreement and repurchased 3.8 million shares of Class A common stock from Hymas in exchange for $6.4 million in cash.

In April 2023, Guangdong Qingyun paid $3.3 million to the Company to settle intercompany balances and Hymas paid the Company $3.1 million related to the Hyzon Guangdong divestiture.

Parents of the Company
Horizon and Hymas, together with our former Executive Chairman, George Gu, jointly filed a third amendment to the SEC Form 13D on December 22, 2023 and subsequently filed a correcting fourth amendment on January 8, 2024, announcing that on December 20, 2023, Hymas and Horizon consummated a certain restructuring that resulted in (i) Hymas selling or otherwise distributing shares of Class A common stock and options to purchase shares of Class A common stock, and (ii) Horizon selling, issuing, or distributing options to purchase shares of Class A common stock (the “Distribution and Sale”). Prior to the Distribution and Sale, Hymas was the record holder of 62.1% of the Company's shares, but following the Distribution and Sale, the Company is no longer majority-owned by Hymas or Horizon or any other single shareholder or group of shareholders. For further information on Hymas's and Horizon's ownership of Hyzon Class A common stock please see “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” below.

Related Person Transaction Approval

Our Board has adopted a written Related Person Transaction Policy that sets forth the following policies and procedures for the review and approval or ratification of Related Person Transactions. A “Related Person Transaction” is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the Company is or will be a participant, (ii) the aggregate amount involved will or may reasonably be expected to exceed the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss), and (iii) any Related Party has or will have a direct or indirect material interest. This also includes any material amendment or modification to an existing Related Party Transaction.

A “Related Person” means:
•any person who is, or at any time during the applicable period was, one of our executive officers or a member of our Board
•any record or beneficial owner of more than 5% of any class of the Company’s voting securities;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than 5% of our Class A common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Class A common stock; or
•any other person who may be a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act.

Pursuant to our Related Person Transaction Policy, prior to entering into a transaction, such transaction should be reviewed by Hyzon’s General Counsel to determine if review of the Audit Committee is required. The Audit Committee shall review all of the relevant facts and circumstances of all Related Party Transactions that require the Committee’s approval and either approve or disapprove of the entry into the Related Party Transaction. The Audit Committee shall take into account, among other factors it deems appropriate, (i) the relevant facts and circumstances of the Related Party Transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the Related Party’s interest in the transaction, (iii) whether the transaction contravenes the Company’s Code of Conduct or other policies, (iv) whether the Audit Committee believes the relationship underlying the transaction to be in the best interests of the Company and its stockholders and (v) the effect that the transaction may have on a director’s status as an independent member of the Board and on his or her eligibility to serve on the Board’s committees.

Board Leadership Structure

According to our Corporate Governance Guidelines, the Board is free to select its Chairman and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time. These positions may be filled by one individual or by two different individuals. During 2023, these positions were filled by two different individuals: Mr. Meeks served as President and Interim Chief Executive Officer, later being promoted to Chief Executive Office in March 2023, and then appointed to our Board in May 2023. Mr. Gu served as non-executive Chairman from August 2022 until August 2023. In August 2023, Mr. Anderson was elected as Chairman of the board and continues to serve in that role. The Board currently believes Hyzon is best served by Mr. Anderson serving as our Chairman and Mr. Meeks continuing as our Chief Executive Officer. This structure allows Mr. Meeks to focus on his Chief Executive Officer role and leverages Mr. Anderson’s stewardship of Hyzon as Chairman where he undertakes several responsibilities with respect to the operations and functioning of the Board. Among these responsibilities are the following: presides at meetings of the Board; presides over executive sessions of the non-employee directors; helps facilitate communication between senior management and the independent directors; works with committee chairs to oversee coordinated coverage of Board responsibilities; and undertakes such other responsibilities as the Board may assign to him from time to time. As of August 2023, the Board does not have a Lead Independent Director as Mr. Anderson serving as our Chairman is an independent director.

The Board retains the authority to modify its leadership structure to best address Hyzon’s unique circumstances as and when appropriate.

Role of Board in Risk Oversight
One of the key functions of the Board is informed oversight of our risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, and Hyzon’s Audit Committee has the responsibility to consider and discuss Hyzon’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, including cyber-related risks. Hyzon’s Compensation Committee also assesses and monitors whether Hyzon’s compensation plans, policies and programs comply with applicable legal and regulatory requirements, and Hyzon’s Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and monitors the effectiveness of Hyzon’s corporate governance policies and principles. Hyzon’s Environmental, Social, and Governance (“ESG”) Committee provides oversight with respect to Hyzon's environmental, social and governance matters.

Board Committees

The Board established an audit committee, a compensation committee, an ESG committee, and a nominating and corporate governance committee. The Board adopted charters for the audit, compensation, ESG, and nominating and corporate governance committees, which charters comply with the applicable requirements of Nasdaq rules. We intend to comply with future requirements to the extent they will be applicable to us. Copies of the charters for the audit committee, the compensation committee, the ESG committee, and the nominating and corporate governance committee are available on the investor relations portion of our website at www.hyzonfuelcell.com. Each committee has the composition and responsibilities described below.

Audit Committee

Our Audit Committee consists of Matthew Foulston, Dennis Edwards, and Elaine Wong. Ki Deok (“KD”) Park was previously on the Audit Committee as a financial expert prior to his resignation effective January 31, 2023. Ivy Brown previously served as Audit Committee chair until July 2023. Ms. Brown did not stand for re-election in the Annual Meeting of Shareholders on August 23, 2023. The Board determined that each member of the Audit Committee satisfies the independence requirements of the Nasdaq listing rules and Rule 10A-3 under the Exchange Act. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment. During the 2023 fiscal year, our Audit Committee held 20 meetings.

Matthew Foulston serves as the chair of the Audit Committee. The Audit Committee determined that Matthew Foulston qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, the Audit Committee considered Mr. Foulston's formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

The functions of the Audit Committee include, among other things:
•evaluating the performance, independence and qualifications of our independent auditors, determining their compensation and whether to retain our existing independent auditors or engage new independent auditors;
•reviewing our financial reporting processes and disclosure controls;
•reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•reviewing the adequacy and effectiveness of our internal control policies and procedures, including the agenda, responsibilities, priorities, plan and staffing of our internal audit function;
•reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and estimates to be used by us;
•obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;
•monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
•preparing any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement and reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;
•reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies and estimates;
•reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees or any provider of accounting-related services of concerns regarding questionable accounting and auditing matters and review of submissions and the treatment of any such complaints;
•reviewing and approving of any related party transactions that are required to be disclosed under SEC rules that require such approval under our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of ethics;
•reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;
•conducting and reviewing with the Board an annual self-assessment of the performance of the Audit Committee, and reviewing and assessing the Audit Committee charter at least annually;
•oversight of the Company's whistleblower program; and
•reporting to the Board on a regular basis.

The composition and function of the Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. We will seek to comply with future requirements to the extent they become applicable to us.

Compensation Committee

Our Compensation Committee consists of Matthew Foulston, Dennis Edwards, and Andrea Farace. Matthew Foulston serves as the chair of the Compensation Committee. The Board has determined that each member of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of Nasdaq. During the 2023 fiscal year, the Compensation Committee held 15 meetings.
The functions of the Compensation Committee include, among other things:
•establishing our general compensation philosophy and, in consultation with management, overseeing the development and implementation of compensation programs;
•reviewing and approving the corporate objectives that pertain to the determination of executive compensation;
•determining and approving the compensation and other terms of employment of our executive officers;
•reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•making recommendations to the Board regarding the adoption or amendment of equity and cash incentive plans, and approving such plans or amendments thereto to the extent authorized by the Board;
•overseeing the activities of the committee or committees administering our retirement and benefit plans;
•reviewing and making recommendations to the Board regarding the type and amount of compensation to be paid or awarded to non-employee board members;
•reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•administering our equity incentive plans, to the extent such authority is delegated by the Board;
•reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements, and any other material agreements for our executive officers;
•reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is required to be included in any such report or proxy statement;
•preparing an annual report on executive compensation, to the extent such report is required to be included in our annual proxy statement or Form 10-K;
•reviewing and evaluating on an annual basis the performance of the Compensation Committee and recommending such changes as deemed necessary with the Board; and
•in consultation with management, overseeing regulatory compliance with respect to compensation matters including overseeing our policies on structuring compensation programs to preserve tax deductibility.

The composition and function of the Compensation Committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We will seek to comply with future requirements to the extent they become applicable to us.

ESG Committee

Our ESG Committee consists of Dennis Edwards, Erik Anderson, Viktor Meng, Andrea Farace, and Elaine Wong. Dennis Edwards serves as the chair of the ESG Committee. The Board has determined that each member of the ESG Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of Nasdaq. During the 2023 fiscal year, the ESG Committee held 3 meetings.

The functions of the ESG committee include, among other things:
•recommending to the Board the Company’s overall general strategy concerning environmental, health and safety, corporate social responsibility, sustainability, philanthropy, diversity, equity and inclusion, community issues, political contributions, lobbying, and other public policy matters relevant to the Company;
•overseeing the Company’s policies, practices and performance and manage the reporting standards with respect to ESG matters;
•reporting to the Board current and emerging topics relating to ESG matters listed below that may affect the business, operations, performance, or public image of the Company, or that are pertinent to us and our stakeholders in support of our evolving global business;
•environmental impact on air, land, water, ecosystems, and human health that may be created by business activities, with a view toward avoiding or minimizing such impact;
•social matters, including promoting health and safety, creating a diverse workforce, encouraging labor-management relations, protecting human rights in our supply chain and focusing on product integrity, in order to increase morale and reduce turnover and absenteeism; and
•governance matters, particularly addressing diversity and inclusion.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance (“NomGov”) Committee consists of Elaine Wong, Dennis Edwards, Andrea Farace, and Viktor Meng. Elaine Wong serves as the chair of the NomGov Committee. The Board has determined that each member of our NomGov Committee satisfies the independence requirements of Nasdaq. During the 2023 fiscal year, the NomGov Committee held 5 meetings.

The functions of the NomGov Committee include, among other things:
•identifying, reviewing and making recommendations of candidates to serve on the Board;
•evaluating the performance of the Board, committees of the Board and individual directors and determining whether continued service on the Board is appropriate;
•evaluating nominations by stockholders and management of candidates for election to the Board;
•evaluating the current size, composition and organization of the Board and its committees and making recommendations to the Board for approvals;
•evaluating the “independence” of directors and director nominees against the independence requirements under the Nasdaq Rules and regulations promulgated by the SEC and such other qualifications as may be established by the Board from time to time and make recommendations to the Board as to the independence of directors and nominees;
•recommending to the Board directors to serve as members of each committee, as well as candidates to fill vacancies on any committee of the Board;
•reviewing annually our corporate governance policies and principles and recommending to the Board any changes to such policies and principles;
•advising and making recommendations to the Board on corporate governance matters; and
•reviewing annually the NomGov Committee charter and recommending any proposed changes to the Board, including undertaking an annual review of its own performance.

The composition and function of the NomGov Committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We will seek to comply with future requirements to the extent they become applicable to us.

In evaluating prospective, qualified candidates for a seat on our Board, the NomGov Committee, consistent with its charter, will consider suggestions by Board members, stockholders, management, and others in accordance with criteria that the Board establishes from time to time. The NomGov Committee charter provides that consideration will be given to candidates for Board membership proposed by stockholders, and that the NomGov Committee will evaluate such candidates in the same manner as other candidates identified by or submitted to the NomGov Committee. Other criteria that may be considered by the committee in evaluating a Board candidate’s qualifications include, but may not necessarily be limited to, the current composition, size, organization and governance of the Board and its committees, and whether a candidate meets the independence requirements under the Nasdaq Rules and regulations promulgated by the SEC, and such other qualifications as may be established by the Board from time to time.

There have been no changes to the procedures by which holders of our Class A common stock may recommend nominees to our Board since the date of the Business Combination.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serves as a member of Hyzon's Board or compensation committee.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter limits our directors’ liability to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•for any transaction from which the director derives an improper personal benefit;
•for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•for any unlawful payment of dividends or redemption of shares; or
•for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of Hyzon’s directors will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended.

Delaware law, our Charter, and the Company’s Bylaws, provide that the Company will, in certain situations, indemnify directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, the Company entered into separate indemnification agreements with directors and officers. These agreements, among other things, require Hyzon to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of Hyzon’s directors or officers or any other company or enterprise to which the person provides services at Hyzon’s request. Currently, Hyzon is indemnifying certain directors and officers for legal fees incurred in connection with the various litigation and the related SEC investigation.

Hyzon maintains a directors’ and officers’ insurance policy pursuant to which Hyzon’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Charter, the Bylaws, and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all employees, executive officers, directors, and independent contractors. The Code of Conduct is available on our website at www.hyzonfuelcell.com. Our website and the information contained on our site is not deemed to be incorporated by reference in, and is not considered a part of this Proxy Statement and Annual Report, and the inclusion of our website address in this Proxy Statement and Annual Report is an inactive textual reference only. The NomGov Committee of the Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers, and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

Insider Trading

Our insider trading policy, available on our website at www.hyzonfuelcell.com, prohibits our Board members and executive officers from engaging in short sales, buying or selling put options, call options or other derivatives of Hyzon’s securities or engaging in hedging transactions, or investing in financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Hyzon’s securities. Our insider trading policy also prohibits our Board members, executive officers, and certain other employees and insiders who may be designated from time to time by Hyzon’s General Counsel from holding Hyzon’s securities in a margin account and from pledging Hyzon’s securities as collateral for a loan. Our policy also restricts “insiders” from trading our stock in the open market when our trading window is closed.

Corporate Governance Documents

Our Corporate Governance Guidelines, Code of Conduct, charters for each of the Audit, Compensation, ESG, and NomGov Committees, and other corporate governance documents, are posted on the investors section of our website at https://investors.hyzonfuelcell.com/leadership/governance-documents/default.aspx under the heading “Governance Documents.” In addition, stockholders may obtain a printed copy of these documents by writing to Secretary, Hyzon Motors Inc., 599 S. Schmidt Road, Bolingbrook, IL 60440.

Environmental, Social, and Governance

Hyzon’s goal is to accelerate the clean energy transition by providing zero-emission vehicles with no compromise on power or range, and access to an ecosystem of renewable, affordable hydrogen. The industry we serve — transportation — was responsible for approximately 26% of worldwide CO2 emissions in 2021. Our efforts to help the environment don’t stop with our vehicles: on January 11, 2022, Hyzon joined the list of companies globally that have signed The Climate Pledge to make the necessary changes to our business and ESG factors to meet the Paris Agreement and become “net Zero” by 2040 — 10 years earlier than provided in the Paris Agreement.

We strive to be a leader in corporate responsibility and demonstrate our values through responsible business practices. Our corporate governance is guided by our Code of Conduct and supplemented by an Ethics and Whistleblower hotline available to all stakeholders to report concerns. We are committed to transparency and our strategy will include improved disclosure of our programs and performance through our website, annual filings and reports, as well as key ESG ratings agencies.

Director Compensation

The Compensation Committee engaged Pearl Meyer, an executive compensation consulting firm, to assist in establishing a Non-Employee Director Compensation Program (the “Director Program”). The Company determined that using Pearl Meyer would help to ensure that the Director Program would align the directors’ interests with the long-term interests of stockholders, and that the structure of such compensation is simple, transparent, and easy for stockholders to understand. The Compensation Committee also considered whether the Director Program fairly compensates the Company’s directors considering of the size and scope of the Company. Employee directors do not receive additional compensation for their services as directors.

Pursuant to the former Director Program (effective until October 2023), each non-employee director of Hyzon was eligible to receive:
•An annual retainer of $60,000;
•An annual retainer of $20,000 for the chair of the Audit Committee, $15,000 for the chair of the Compensation Committee, $10,000 for the chair of the ESG Committee and $10,000 for the chair of the Nominating and Corporate Governance Committee;
•An annual retainer of $10,000 for members of the Audit Committee, $7,500 for members of the Compensation Committee, $5,000 for members of the ESG Committee and $5,000 for members of the Nominating and Corporate Governance Committee;
•An initial equity retainer with a value of $225,000 (payable in the form of stock options and restricted stock units, granted in connection with initial election to the Board);
•An annual equity retainer with a value of $165,000 in connection with the annual shareholders meeting, split equally between non-qualified stock options and restricted stock units, that vests on the one-year anniversary of the grant;
•An additional annual cash retainer of $50,000 for serving as Chairman of the Board;
•An additional annual cash retainer of $30,000 for serving as Lead Independent Director. Note that as of August 2023, when Mr. Anderson became Chairman of the Board, Hyzon is no longer required to have a Lead Independent Director, so this position was eliminated in August 2023.

As of June 23, 2023, the Compensation Committee, to assist with recruitment of new directors, amended the compensation for newly appointed directors (such program for new directors, the “New Director Program”), including Messrs. Farace and Foulston, and any future directors of the Company. In October 2023, the Compensation Committee determined that the New Director Program would apply to all of Hyzon's directors, including current and future directors. Pursuant to the New Director Program, each non-employee director of Hyzon is eligible to receive:
•An annual retainer of $75,000;
•An annual retainer of $25,000 for the chair of the Audit Committee, $20,000 for the chair of the Compensation Committee, $15,000 for the chair of the ESG Committee and $15,000 for the chair of the NomGov Committee;
•An annual retainer of $15,000 for members of the Audit Committee, $10,000 for members of the Compensation Committee, $5,000 for members of the ESG Committee and $5,000 for members of the NomGov Committee;
•For new directors, an initial equity retainer with a value of $250,000 (payable in the form of stock options and restricted stock units, granted in connection with initial election to the Board);
•An annual equity retainer with a value of $185,000 in connection with the annual stockholders meeting, split equally between non-qualified stock options and restricted stock units, that vests on the one-year anniversary of the grant;
•An additional annual cash retainer of $75,000 for serving as Chairman of the Board;
•An additional annual cash retainer of $25,000 for serving as Vice Chairman of the Board; and
•An additional annual cash retainer of $30,000 for serving as Lead Independent Director. Note that as of August 2023 when Mr. Erik Anderson became Chairman of the Board, Hyzon is no longer required to have a Lead Independent Director, so this position was eliminated in August 2023.

For director recruitment purposes, it was agreed that each of Messrs. Farace and Foulston, in addition to the updated values set forth above, shall be granted accelerated vesting on the initial equity grant, which means the initial 1/3 tranche vests immediately upon grant. Additionally, the RSUs and options granted to Messrs. Farace and Foulston shall be accelerated in the event of a change in control of Hyzon.

The Compensation Committee also determined that future annual equity retainers for current and newly appointed non-employee directors shall vest in full in the event of a change in control of Hyzon. It was further agreed in October 2023 to apply the accelerated vesting in the event of a change in control of Hyzon to all outstanding options and equity grants for directors.

Director Compensation Table

The following table shows the compensation received or earned by each of our non-employee directors in fiscal year 2023:

2023	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	All Other Compensation (4) ($)	Total ($)
Erik Anderson	105,000	69,811	92,500	—	267,311
Ivy Brown (5)	56,667	—	—	—	56,667
Dennis Edwards	101,042	69,811	92,500	—	263,353
Andrea Farace	104,667	194,248	217,500	—	516,415
Matthew Foulston	98,833	194,248	217,500	—	510,581
George Gu (6)	142,500	—	—	247,000	389,500
Viktor Meng	75,625	69,811	92,500	—	237,936
Ki Deok Park (7)	5,833	—	—	—	5,833
Elaine Wong	121,666	69,811	92,500	—	283,977
(1)    Amount reflects the annual cash retainer and additional cash fees for service as a committee member and committee chair, which amounts are set forth above in our description of Director Compensation. The former Director Program was effective for all directors from the beginning of 2023 until October 2023 when the "New Director Program" became effective for all directors. Messrs. Farace and Foulston were subject to the New Director Program since each joined the Board. For Messrs. Farace and Foulston, the amount for 2023 includes a one-time signing cash bonus of $35,500 in July 2023 pursuant their director agreements, as amended.
(2)    Amount reflects the aggregate grant date fair value of RSUs granted in 2023. Fair value is calculated using the closing price of Class A common stock as of the date of grant. As of December 31, 2023, each current director (other than Messrs. Farace and Foulston) had 64,138 RSUs outstanding. As of December 31, 2023, Messrs. Farace and Foulston each had 145,500 RSUs outstanding.
(3)    Amount reflects the aggregate grant date fair value of option awards granted in 2023. As of December 31, 2023, each current director (other than Messrs. Farace and Foulston) had 148,930 option awards outstanding, and Messrs. Farace and Foulston had 281,903 option awards outstanding. In addition, Mr. Gu had 5,537,500 option awards outstanding.
(4)    For Mr. Gu, the amount for 2023 all other compensation includes consultant arrangement related fees of $247,000.
(5)    Ms. Brown's term as director ended as of the Annual Meeting of Stockholders on August 23, 2023 and Ms. Brown did not stand for re-election. As a result, Ms. Brown was no longer on the Board effective August 2023. Upon her resignation, the unvested equity awards previously granted to Ms. Brown were forfeited.
(6)    Mr. Gu resigned from the Board effective August 2023. Upon his resignation, the unvested options previously granted to Mr. Gu were forfeited.
(7)    Mr. Park resigned from the Board effective January 2023. Upon his resignation, the unvested equity awards previously granted to Mr. Park were forfeited.

Executive Compensation

Executive Compensation

This section provides an overview of Hyzon’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
Hyzon’s Compensation Committee, in consultation with the board of directors, determines the compensation for Hyzon’s named executive officers. For the year ended December 31, 2023, Hyzon’s named executive officers were:
•Parker Meeks, Director and Chief Executive Officer (Formerly, President and Interim Chief Executive Officer);
•Stephen Weiland, Chief Financial Officer;
•Dr. Bappaditya Banerjee, Chief Operating Officer;
•Pat Griffin, Former President, North America (Formerly, President of Vehicle Operations); and
•Jiajia Wu, Former SVP, Finance and Accounting (Formerly, Interim Chief Financial Officer).

Hyzon has designed, and intends to modify as necessary, its compensation and benefits program to attract, retain, incentivize and reward qualified executives who share its philosophy and desire to work towards achieving Hyzon’s goals. Hyzon believes its compensation program should promote the success of the Company and align executive incentives with the long-term interests of its stockholders. As Hyzon’s needs evolve, Hyzon intends to continue to evaluate its philosophy and compensation programs as circumstances require.

2023 Summary Compensation Table

The 2023 compensation program for Hyzon’s named executive officers consisted of base salary, incentive compensation delivered in the form of restricted stock units and certain other compensation. The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2023.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (A)	All Other Compensation ($) (B)	Total ($)
Parker Meeks (1)	2023	594,231	252,450	2,216,666	16,500	3,079,847
Director and Chief Executive Officer	2022	482,308	160,779	799,019	15,250	1,457,356
Stephen Weiland (2)	2023	65,769	—	889,311	2,596	957,676
Chief Financial Officer	2022	—	—	—	—	—
Bappaditya Banerjee (3)	2023	261,539	—	752,000	18,308	1,031,847
Chief Operating Officer	2022	—	—	—	—	—
Pat Griffin (4)	2023	376,923	135,000	480,000	16,500	1,008,423
President of North America	2022	361,704	26,433	489,000	15,250	892,387
Jiajia Wu (5)	2023	408,654	169,500	655,035	16,500	1,249,689
SVP, Finance and Accounting	2022	—	—	—	—	—
(1)Mr. Meeks became Chief Executive Officer of Hyzon effective March 2023. Prior to that role, Mr. Meeks served as President and Interim Chief Executive Officer of Hyzon since August 2022 and Chief Strategy Officer since June 2021.
(2)Mr. Weiland commenced employment with and became Chief Financial Officer of Hyzon effective November 2023.
(3)Dr. Banerjee commenced employment with and became Chief Operating Officer of Hyzon effective May 2023.
(4)Mr. Griffin resigned from the Company in April 2024. Mr. Griffin became President of North America effective April 2023, prior to which he served as President of Vehicle Operations. In June 2023, Mr. Griffin ceased to serve as an executive officer of the Company.
(5)Ms. Wu resigned from the Company in June 2024. Ms. Wu served as Interim Chief Financial Officer and Chief Accounting Officer of Hyzon from April 2023 until November 2023. Prior to that role, she served as Chief Accounting Officer since September 2021. In November 2023, Ms. Wu assumed the role of SVP, Finance and Accounting and ceased to serve as an executive officer of the Company.

(A) Stock Awards

Amounts in this column represent the aggregate grant date fair value of restricted stock unit awards ("RSU") and, for certain names executive officers, performance stock unit awards ("PSU") at target computed in accordance with ASC 718. See Note 15. Stock-based Compensation Plans to our consolidated financial statements in this Annual Report on Form 10-K for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock awards. For Messrs. Weiland and Banerjee this column represents the grant date fair value of RSUs. For Messrs. Meeks and Griffin and Ms. Wu, this column represents the grant date fair value of RSUs and PSUs (based on target performance). The maximum award for PSUs granted in 2023 is 150%. If the maximum level of performance is achieved for the PSUs granted in 2023, the grant date fair values would be as follows: Mr. Meeks: $2,493,750, Mr. Griffin: $360,000, and Ms. Wu: $299,520.

(B) All Other Compensation

Hyzon provides benefits to its named executive officers on the same basis as provided to all of its employees, including with respect to health, dental and vision insurance; life insurance; and access to a tax-qualified Section 401(k) plan. Hyzon does not maintain any executive-specific benefit or perquisite programs. For Messrs. Meeks, Weiland, Griffin, and for Ms. Wu, all other compensation amount for 2023 represents Hyzon's 401(k) contribution. In addition to Hyzon's 401(k) contribution, Hyzon provided Dr. Banerjee with a reimbursement of $6,000 for professional continuing education in 2023. In the Form 10-K for 2022 filed on May 31, 2023, the Company incorrectly reported all other compensation for Messrs. Meeks and Griffin. Such information was corrected above.

Additional Narrative Disclosure

Agreements with Hyzon’s Named Executive Officers
Hyzon has entered into employment agreements and other letter agreements with each of Messrs. Meeks, Weiland, and Banerjee, with respect to their service with the Company. Mr. Griffin resigned from the Company in April 2024, and Ms. Wu resigned from the Company in June 2024.

Employment Agreement with Mr. Meeks
On June 7, 2021, Hyzon entered into an employment agreement with Mr. Meeks with respect to his service as Chief Strategy Officer of Hyzon. Mr. Meeks' current employment agreement, as amended and with respect to his service as Chief Executive Officer of Hyzon, provides Mr. Meeks with an annual base salary of $600,000, which was increased from $570,000 effective as of March 9, 2023, pursuant to an amendment dated March 15, 2023 between the Company and Mr. Meeks. Mr. Meeks is eligible to receive an annual cash bonus with an annual target of up to 100% of his annual base salary, which was increased from 70% of his annual base salary effective as of March 9, 2023, pursuant to an amendment dated March 15, 2023 between the Company and Mr. Meeks. Mr. Meeks also received one grant under the Company's 2021 Equity Incentive Plan (the "2021 Plan") in an amount equal to 496,160 restricted stock units, which vest in equal tranches over a four-year vesting schedule starting in 2021. In December 2022, Mr. Meeks received an additional equity award grant of 490,196 restricted stock units, which vest on the second anniversary of the grant date. Based on a recommendation by Pearl Meyer, in June 2023 the Compensation Committee approved a 2023 equity grant to Mr. Meeks of RSUs and PSUs, with an aggregate value of $3.5 million and an allocation of 75% PSUs and 25% RSUs. The parties agreed on the performance goals for the PSUs. Performance goals are based on a combination of internal company, functional and individual employee performance metrics. Based on a per share price of $1.50, 1,750,000 PSUs and 583,333 RSUs were granted to Mr. Meeks.

Mr. Meeks is also entitled to participate in Hyzon employee health/welfare and retirement benefit plans and programs as are made available to senior-level executives or employees generally.

Mr. Meeks’ employment agreement provides for “at-will” employment and, at any time, either Mr. Meeks or Hyzon may terminate the employment agreement, generally upon 60 days’ notice. Upon a termination of employment for any reason, Mr. Meeks is entitled to receive any earned, but unpaid base salary, any accrued and unused vacation and any owed reimbursements pursuant to the employment agreement. Upon a termination of employment by Hyzon without cause or by Mr. Meeks for good reason (as such terms are defined in the employment agreement), Mr. Meeks will also receive: (i) a lump sum payment equal to 12 months’ base salary plus the target bonus, multiplied by 2 (in the case of a qualifying change in control termination, as defined in the employment agreement) or $1.5 million (if there is not a qualifying change in control termination), (ii) reimbursement for continued medical benefits for a period of up to 18 months in connection with a qualifying termination (whether or not related to a change in control); and (iii) full vesting of all outstanding equity awards, including performance-based vesting (in the case of a qualifying change in control termination) or full vesting of all outstanding equity awards that are not performance based and vesting of a pro-rata portion of unvested equity awards that are performance based, which pro-rata portion shall be based on Mr. Meeks’ performance attainment measured against such target(s) as have been determined and approved by the Board or a committee thereof in consultation with the Board (if there is not a qualifying change in control termination).

Mr. Meeks’ employment agreement also contains certain restrictions, including a perpetual non-disclosure covenant with respect to confidential information, as well as customary non-competition and non-solicitation covenants by which Mr. Meeks is bound during his employment and for one year thereafter.

Employment Agreement with Mr. Weiland
Mr. Weiland was appointed Chief Financial Officer effective November 1, 2023. In connection with his appointment, on October 11, 2023, Hyzon entered into an employment agreement with Mr. Weiland with respect to Mr. Weiland's service as Chief Financial Officer of Hyzon.

Mr. Weiland's employment agreement provides for an annual base salary of $450,000, an annual target cash bonus opportunity of 70% of annual base salary and Mr. Weiland’s eligibility to receive an annual long-term incentive opportunity in an amount determined by the Company’s Board of Directors or a committee thereof. Mr. Weiland received a grant of 1,000,000 restricted stock units under the 2021 Plan that will vest equally over the course of four years, subject to Mr. Weiland’s continued employment, as well as a sign-on incentive consisting of a one-time grant of restricted stock units valued at $215,000 using a trailing 30-day volume weighted average price (“VWAP”) under the Company’s 2021 Plan, and vesting on the one-year anniversary of the grant date. On November 1, 2023, Mr. Weiland was granted 201,771 restricted stock units for the sign-on incentive.

Mr. Weiland is also entitled to participate in Hyzon employee health/welfare and retirement benefit plans and programs as are made available to senior-level executives or employees generally.

Mr. Weiland's employment agreement provides for “at-will” employment and, at any time, either Mr. Weiland or Hyzon may terminate the employment agreement, generally upon 60 days’ notice. Upon a termination of employment for any reason, Mr. Weiland is entitled to receive any earned, but unpaid base salary, any accrued and unused vacation and any owed reimbursements pursuant to the employment agreement. Upon a termination of employment by Hyzon without cause or by Mr. Weiland for good reason (as such terms are defined in the employment agreement), Mr. Weiland will also receive: (i) a lump sum payment equal to 18 months’ base salary (in the case of a qualifying change in control termination, as defined in the employment agreement) or 12 months’ base salary (if there is not a qualifying change in control termination), (ii) a pro-rata bonus for the year of termination, (iii) reimbursement for continued medical benefits for a period of up to 18 months in connection with a qualifying change in control termination or up to 12 months for a qualifying termination not in connection with a change in control and (iv) full vesting of outstanding equity awards under the 2021 Plan (in the case of a qualifying change in control termination) or accelerated vesting of outstanding equity awards under the 2021 Plan that would have vested during the 12 month period following termination had Mr. Weiland remained continuously employed by Hyzon (if there is not a qualifying change in control termination).

Mr. Weiland's employment agreement also contains certain restrictions, including a perpetual non-disclosure covenant with respect to confidential information, as well as customary non-competition and non-solicitation covenants by which Mr. Weiland is bound during his employment and for one year thereafter.

Employment Agreement with Dr. Banerjee
Dr. Banerjee was appointed Chief Operating Officer effective May 1, 2023. In connection with his appointment, on April 5, 2023, Hyzon entered into an employment agreement with Dr. Banerjee with respect to Dr. Banerjee's service as Chief Operating Officer of Hyzon.

The Agreement provides for an annual base salary of $400,000, an annual target cash bonus opportunity of 80% of annual base salary and Dr. Banerjee’s eligibility to receive an annual long-term incentive opportunity in an amount determined by the Company’s Board of Directors or a committee thereof. Dr. Banerjee received a grant of 750,000 restricted stock units under the Company’s 2021 Plan that will vest equally over the course of four years, subject to Dr. Banerjee’s continued employment, as well as a sign-on incentive consisting of a one-time grant of 190,000 restricted stock units under the Company’s 2021 Plan, and vesting on the one-year anniversary of the grant date.

Dr. Banerjee is also entitled to participate in Hyzon employee health/welfare and retirement benefit plans and programs as are made available to senior-level executives or employees generally.

Dr. Banerjee's employment agreement provides for “at-will” employment and, at any time, either Dr. Banerjee or Hyzon may terminate the employment agreement, generally upon 60 days’ notice. Upon a termination of employment for any reason, Dr. Banerjee is entitled to receive any earned, but unpaid base salary, any accrued and unused vacation and any owed reimbursements pursuant to the employment agreement. Upon a termination of employment by Hyzon without cause or by Dr. Banerjee for good reason (as such terms are defined in the employment agreement), Dr. Banerjee will also receive: (i) a lump sum payment equal to 18 months’ base salary (in the case of a qualifying change in control termination, as defined in the employment agreement) or 12 months’ base salary (if there is not a qualifying change in control termination), (ii) a pro-rata bonus for the year of termination, (iii) reimbursement for continued medical benefits for a period of up to 18 months in connection with a qualifying change in control termination or up to 12 months for a qualifying termination not in connection with a change in control and (iv) full vesting of outstanding equity awards under the 2021 Plan (in the case of a qualifying change in control termination) or accelerated vesting of outstanding equity awards under the 2021 Plan that would have vested during the 12 month period following termination had Dr. Banerjee remained continuously employed by Hyzon (if there is not a qualifying change in control termination).

Dr. Banerjee's employment agreement also contains certain restrictions, including a perpetual non-disclosure covenant with respect to confidential information, as well as customary non-competition and non-solicitation covenants by which Dr. Banerjee is bound during his employment and for one year thereafter.

Employment Agreement with Mr. Griffin
On October 25, 2021, Hyzon entered into an employment agreement with Mr. Griffin with respect to Mr. Griffin's service as President of Vehicle Operations of Hyzon. The employment agreement provides Mr. Griffin with an annual base salary of $360,000. Mr. Griffin is eligible to receive an annual cash bonus with an annual target of up to 50% of his annual base salary. Mr Griffin's employment agreement was amended effective February 17, 2023 to name him as President, North America. His base salary was increased to $380,000 per annum. Mr. Griffin became eligible to receive an annual cash bonus with an annual target of up to 80% of his annual base salary. Mr. Griffin also received an equity award grant under the 2021 Plan in an amount equal to 80,000 restricted stock units, which vest in equal tranches over a four-year vesting schedule commencing upon the first anniversary of the grant date, subject to continued employment. In December 2022, Mr. Griffin received an additional equity award grant of 300,000 restricted stock units, which vest on the second anniversary of the grant date. In addition, based on a recommendation by Pearl Meyer, in June 2023 the Compensation Committee approved a 2023 equity grant to Mr. Griffin of RSUs and PSUs, with an aggregate value of $750,000 and an allocation of 50% PSUs and 50% RSUs. The parties agreed on the performance goals for the PSUs. Performance goals are based on a combination of internal company, functional and individual employee performance metrics. Based on a per share price of $1.50, 250,000 PSUs and 250,000 RSUs were granted to Mr.Griffin.

Mr. Griffin is also entitled to participate in Hyzon employee health/welfare and retirement benefit plans and programs as are made available to senior-level executives or employees generally.

Mr. Griffin’s employment agreement provides for “at-will” employment and, at any time, either Mr. Griffin or Hyzon may terminate the employment agreement, generally upon 60 days’ notice. Upon a termination of employment for any reason, Mr. Griffin is entitled to receive any earned, but unpaid base salary, any accrued and unused vacation and any owed reimbursements pursuant to the employment agreement. Upon a termination of employment by Hyzon without cause or by Mr. Griffin for good reason (as such terms are defined in the employment agreement), Mr. Griffin will also receive: (i) a lump sum payment equal to 18 months’ base salary (in the case of a qualifying change in control termination, as defined in the employment agreement) or 12 months’ base salary (if there is not a qualifying change in control termination), (ii) a pro-rata bonus for the year of termination, (iii) reimbursement for continued medical benefits for a period of up to 18 months in connection with a qualifying change in control termination or up to 12 months for a qualifying termination not in connection with a change in control and (iv) full vesting of outstanding equity awards under the 2021 Plan (in the case of a qualifying change in control termination) or accelerated vesting of outstanding equity awards under the 2021 Plan that would have vested during the 12 month period following termination had Mr. Griffin remained continuously employed by Hyzon (if there is not a qualifying change in control termination).

Mr. Griffin's employment agreement also contains certain restrictions, including a perpetual non-disclosure covenant with respect to confidential information, as well as customary non-competition and non-solicitation covenants by which Mr. Griffin is bound during his employment and for one year thereafter.

Mr. Griffin resigned from the Company in April 2024.

Employment Agreement with Ms. Wu
On August 21 2021, Hyzon entered into an employment agreement with Ms.Wu with respect to Ms. Wu's service as Chief Accounting Officer of Hyzon. Ms.Wu's current employment agreement, as amended and with respect to Ms. Wu's service as SVP, Finance and Accounting, provides Ms.Wu with an annual base salary, which was increased to $415,000 from $360,000 effective as of February 17, 2023 while Ms. Wu was serving as Interim Chief Financial Officer; and was further amended to $380,000 effective as of January 1, 2024. Ms.Wu is also eligible to receive an annual cash bonus with an annual target of a specified percentage of her base salary (which was increased to 80% from 40% effective as of February 17, 2023 while Ms. Wu was serving as Interim Chief Financial Officer and was further adjusted to 70% effective as of January 1, 2024). Ms. Wu received a special incentive bonus equal to $90,000 pursuant to an amendment dated January 30, 2023 to Ms. Wu’s employment agreement with the Company.

Pursuant to an amendment dated November 15, 2023 (the “November Amendment”) to Ms. Wu’s employment agreement with the Company, Ms. Wu is eligible to receive a special cash bonus of $125,000 ("Special Cash Bonus") in recognition of her efforts to timely file the Form 10-Q for 3Q 2023 and the Form 10-K for 2023, to be earned in the following tranches: 50% (or $62,500) to be earned upon the timely filing of the Company's Form 10-Q for 3Q 2023, and 50% (or $62,500) to be earned upon the timely filing of the Form 10-K for 2023. Pursuant to her original employment agreement, Ms. Wu received one grant under the 2021 Plan in an amount equal to 70,880 restricted stock units, which vest in equal tranches over a four-year vesting schedule starting in 2022. In December 2022, Ms. Wu received an additional equity award grant of 200,000 restricted stock units, which vest on the second anniversary of the grant date. Pursuant to the November Amendment, if Ms. Wu meets the requirements as set forth above for the Special Cash Bonus, Ms. Wu is eligible to receive a number of restricted stock units valued at $65,000 using a trailing 30-day volume weighted average price (“VWAP”) under the 2021 Plan, and vesting on the one-year anniversary of the grant date. In addition, based on a recommendation by Pearl Meyer, in June 2023 the Compensation Committee approved a 2023 equity grant to Ms. Wu of RSUs and PSUs, with an aggregate value of $625,000 and an allocation of 50% PSUs and 50% RSUs. The parties agreed on the performance goals for the PSUs. Performance goals are based on a combination of internal company, functional and individual employee performance metrics. Based on a per share price of $1.50, 208,000 PSUs and 208,000 RSUs were granted to Ms. Wu.

Ms.Wu is also entitled to participate in Hyzon employee health/welfare and retirement benefit plans and programs as are made available to senior-level executives or employees generally.

Ms. Wu's employment agreement provides for “at-will” employment and, at any time, either Ms. Wu or Hyzon may terminate the employment agreement, generally upon 60 days’ notice. Upon a termination of employment for any reason, Ms. Wu is entitled to receive any earned, but unpaid base salary, any accrued and unused vacation and any owed reimbursements pursuant to the employment agreement. Upon a termination of employment by Hyzon without cause or by Ms. Wu for good reason (as such terms are defined in the employment agreement), Ms. Wu will also receive: (i) a lump sum payment equal to 18 months’ base salary (in the case of a qualifying change in control termination, as defined in the employment agreement) or 12 months’ base salary (if there is not a qualifying change in control termination), (ii) a pro-rata bonus for the year of termination, (iii) reimbursement for continued medical benefits for a period of up to 18 months in connection with a qualifying change in control termination or up to 12 months for a qualifying termination not in connection with a change in control and (iv) full vesting of outstanding equity awards under the 2021 Plan (in the case of a qualifying change in control termination) or accelerated vesting of outstanding equity awards under the 2021 Plan that would have vested during the 12 month period following termination had Ms. Wu remained continuously employed by Hyzon (if there is not a qualifying change in control termination).

Ms.Wu's employment agreement also contains certain restrictions, including a perpetual non-disclosure covenant with respect to confidential information, as well as customary non-competition and non-solicitation covenants by which Ms.Wu is bound during her employment and for one year thereafter.

Ms. Wu resigned from the Company in June 2024.

Outstanding Equity Awards at 2023 Fiscal Year End
The following table presents information regarding outstanding equity awards held by Hyzon’s named executive officers as of December 31, 2023.

			RSU Awards		PSU Awards
Name	Award Type	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(6) ($)	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(6) ($)
Parker Meeks	RSUs(1)	6/9/2021	124,040	111,016	—	—
	RSUs(4)	12/19/2022	490,196	438,725	—	—
	PSUs(2)	6/27/2023	—	—	1,750,000	1,566,250
	RSUs(3)	6/27/2023	583,332	522,082	—	—
Stephen Weiland	RSUs(3)	11/1/2023	1,000,000	895,000	—	—
	RSUs(5)	11/1/2023	201,771	180,585	—	—
Bappaditya Banerjee	RSUs(3)	5/2/2023	750,000	671,250	—	—
	RSUs(5)	5/2/2023	190,000	170,050	—	—
Pat Griffin	RSUs(3)	11/23/2021	40,000	35,800	—	—
	RSUs(4)	12/19/2022	300,000	268,500	—	—
	PSUs(2)	6/30/2023	—	—	250,000	223,750
	RSUs(3)	6/30/2023	250,000	223,750	—	—
Jiajia Wu	RSUs(3)	9/2/2021	35,440	31,719	—	—
	RSUs(4)	12/19/2022	200,000	179,000	—	—
	PSUs(2)	6/30/2023	—	—	208,000	186,160
	RSUs(3)	6/30/2023	208,000	186,160	—	—
	RSUs(3)	8/3/2023	100,000	89,500	—	—
	RSUs(5)	11/15/2023	67,010	59,974	—	—
(1)The RSUs granted to Mr. Meeks vest in four equal annual installments commencing upon the grant date, subject to continued employment.
(2)The PSUs granted to Messrs. Meeks and Griffin and Ms. Wu vest in three equal annual installments commencing upon the first anniversary of the grant date, subject to the level of achievement of the applicable performance metrics over a one-year performance period and continued employment. Payout values reflect target performance.
(3)The RSUs granted to Messrs. Meeks, Weiland, Banerjee, and Griffin and Ms. Wu vest in four equal annual installments commencing upon the first anniversary of the grant date, subject to continued employment.
(4)The RSUs granted to Messrs. Meeks and Griffin, and Ms. Wu vest on the second anniversary of the grant date, subject to continued employment.
(5)The RSUs granted to Messrs. Weiland, and Banerjee, and Ms. Wu vest on the first anniversary of the grant date, subject to continued employment.
(6)Market value is calculated by multiplying the closing market price of $0.895 for Hyzon Class A common stock as of December 29, 2023 (the final trading day of the year), as reported by Nasdaq, by the number of stock units underlying the award.

Additional Narrative Disclosure

Retirement Benefits
Hyzon provides a tax-qualified Section 401(k) plan for all employees, including the named executive officers. Hyzon does not provide its employees, including its named executive officers, with any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Potential Payments Upon Termination or Change in Control
Pursuant to the employment agreement between Mr. Meeks and Hyzon, upon a termination of employment for any reason, Mr. Meeks is entitled to receive any earned, but unpaid base salary, any accrued and unused vacation and any owed reimbursements pursuant to the employment agreement. Upon a termination of employment by Hyzon without cause or by Mr. Meeks for good reason (as such terms are defined in the employment agreement and such termination, a “qualifying termination”), Mr. Meeks will also receive: (i) a lump sum payment equal to (A) two times the sum of Mr. Meek’s base salary and target bonus (if such qualifying termination occurs within the 3 month period prior to or 12 month period following a change, such termination a “qualifying change in control termination”) or (B) $1.5 million (if the qualifying termination is not a qualifying change in control termination), (ii) reimbursement for continued medical benefits for a period of up to 18 months in connection with a qualifying termination (both in the case of a qualifying termination that is a qualifying change in control and a qualifying termination that is not a qualifying change in control termination); and (iii) (A) full vesting of all outstanding equity awards or long term incentive awards, including performance-based awards (in the case of a qualifying change in control termination) or (B) full vesting of all outstanding time-based equity awards or long-term incentive awards and vesting of a pro-rata portion of unvested performance-based equity awards, which pro-rata portion shall be based on Mr. Meeks’ performance determined and approved by the Board or a committee thereof in consultation with the Board (if there is not a qualifying change in control termination).

Pursuant to the Company's employment agreement with each of Mr. Weiland, Dr. Banerjee, Mr. Griffin, and Ms. Wu, upon a termination of employment by Hyzon without cause or by the executive for good reason, the executive will receive: (i) a lump sum payment equal to 18 months’ base salary (in the case of a qualifying change in control termination, as defined in the employment agreement) or 12 months’ base salary (if there is not a qualifying change in control termination), (ii) a pro-rata bonus for the year of termination, (iii) reimbursement for continued medical benefits for a period of up to 18 months in connection with a qualifying change in control termination or up to 12 months for a qualifying termination not in connection with a change in control and (iv) full vesting of outstanding equity awards under the 2021 Plan (in the case of a qualifying change in control termination) or 12 months’ accelerated vesting of outstanding equity awards under the 2021 Plan (if there is not a qualifying change in control termination).

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The following table sets forth information known to the Company regarding the beneficial ownership of Class A common stock as of [•] 2024 by:
•    each person known to the Company to be the beneficial owner of more than 5% of outstanding Class A common stock;
•    each of the Company’s named executive officers and directors; and
•    all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Class A common stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of Class A common stock is based on [•] shares of Class A common stock issued and outstanding as of [•], 2024. Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Class A common stock beneficially owned by them.

Name and Address of Beneficial Owners	Number of Shares of Class A Common Stock Beneficially Owned	% of Outstanding Class A Common Stock
Five Percent Holders (1)
Horizon Fuel Cell Technologies Pte. Ltd.(2)	54,201,147	21.8%
Long Focus Capital Management, LLC (3)	19,617,244	7.9%
P.N. Generations LLP (4)	17,596,197	7.1%

Directors and Executive Officers
Erik Anderson (5)	940,885	*
Dennis Edwards (6)	487,138	*
Andrea Farace (7)	312,027	*
Matthew Foulston (8)	312,027	*
Viktor Meng (9)	588,065	*
Elaine Wong (10)	1,091,324	*
Parker Meeks (11)	901,215	*
Stephen Weiland (12)	24,188	*
Bappaditya Banerjee (13)	363,300	*
Pat Griffin (14)	—	*
Jiajia Wu (15)	—	*
All Directors and Executive Officers as a group (13 persons) (16)	5,434,269	2.2%
*    Less than one percent.
(1)    The Company is permitted to rely on the information reported by each beneficial owner in filings with the SEC and has no reason to believe that the information is incomplete or inaccurate or that the beneficial owner should have filed an amended report and did not.
(2)    As reported in Schedule 13D/A filed on July 11, 2024, Hymas Pte. Ltd. (“Hymas”) is the beneficial holder of 31,891,580 of the shares of Class A Common Stock, par value $0.0001 per share (“Shares”), of Hyzon Motors Inc. (the “Company”) reported herein. Hymas is 75.83% owned indirectly by Horizon Fuel Cell Technologies Pte. Ltd. (“Horizon”), through its subsidiaries, including Jiangsu Horizon New Energy Technologies Co. Ltd., a company incorporated under the laws of the People’s Republic of China (“JS Horizon”), and Horizon Fuel Cell Technology (Hong Kong) Ltd., a company incorporated under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“HFCT HK”). Horizon, by reason of its ownership of 61.86% of the voting securities of JS Horizon, JS Horizon’s ownership of 100% of the voting securities of HFCT HK, and HFCT HK’s ownership of 100% of the voting securities of Hymas, ultimately has the right to elect or appoint the members of the governing body of Hymas and, therefore, to direct the management and policies of Hymas. As a result, Horizon has voting and investment power over the securities of the Company held of record by Hymas. Such powers are vested in the Board of Directors of Horizon. Horizon disclaims beneficial ownership of the securities reported herein, except to the extent of its pecuniary interest therein.
(3)    Long Focus Capital Management, LLC is the record holder of the shares. Based solely on information contained in the Schedule 13G (Amendment No. 2) filed with the SEC on March 1, 2024, Long Focus Capital Management, LLC, a Delaware single member limited liability company, and Long Focus Capital Master, LTD., a Cayman Islands limited company, report shared voting and shared dispositive power of 19,617,244 shares of Class A common stock and 14,065,829 shares of Class A common stock, respectively. John B. Helmers, a United States citizen, reports shared voting and shared dispositive power of 19,617,244 shares of Class A common stock. Additionally, Condagua, LLC, a Delaware single member limited liability company, and A. Glenn Helmers, a United States citizen, each report shared voting and shared dispositive power of 5,551,415 shares of Class A common stock. For Long Focus Capital Management, LLC, John B. Helmers, and Long Focus Capital Master, LTD., 250,000 of the shares of Class A common stock listed are comprised of Class A common stock that may be acquired by the reporting persons upon the exercise of warrants. For John B. Helmers, A. Glenn Helmers, and Condagua, LLC, 350,700 of the shares of Class A common stock listed are comprised of Class A common stock that may be acquired by the reporting persons upon the exercise of warrants. Long Focus Capital Management, LLC, John B. Helmers, and A. Glenn Helmers directly own no shares of of Class A common stock. A. Glenn Helmers controls Condagua, LLC. Pursuant to an investment management agreement, Long Focus Capital Management, LLC maintains investment and voting power with respect to the shares of Class A common stock held by Long Focus Capital Master, LTD. John B. Helmers controls Long Focus Capital Management, LLC, and maintains investment and voting power with respect to the shares of Class A common stock held by Condagua, LLC. Such information is as of the close of business on February 6, 2024. The business address of each of these entities, John B. Helmers and A. Glenn Helmers is 207 Calle Del Parque, A&M Tower, 8th Floor, San Juan, PR 00912.
(4)    P.N. Generations LLP is the record holder of the shares. Based solely on information contained in the Schedule 13G filed with the SEC on December 22, 2023, P.N. Generations LLP, a company organized under the laws of the United Kingdom, owns and has the sole voting power over 17,596,197 shares. The business address of P.N. Generations LLP is Unit 3, Woodgrove Farm, Fulbrook Hill, Fulbrook, Oxfordshire, United Kingdom OX18 4BH. Viktor Meng, a director of Hyzon, is a partner of P.N. Generations LLP.
(5)    WRG DCRB Investors, LLC is the record holder of 630,947 shares reported herein. WestRiver Management, LLC is the managing member of WRG DCRB Investors, LLC. Erik Anderson is the sole member of WestRiver Management, LLC and has voting and investment discretion with respect to the Class A common stock held of record by WRG DCRB Investors, LLC. As such, each of WestRiver Management, LLC and Erik Anderson may be deemed to have or share beneficial ownership of the Class A common stock held directly by WRG. Each such entity or person disclaims any such beneficial ownership. The business address of each of these entities and Erik Anderson is 920 5th Ave, Ste 3450, Seattle, WA 98104. Additionally, Erik Anderson beneficially owns 33,864 shares of Class A common stock, and 276,074 shares of Class A common stock issuable upon the exercise of options or settlement of restricted stock units within 60 days.
(6)    Consists of 211,064 shares of Class A common stock, and 276,074 shares of Class A common stock issuable upon the exercise of options or settlement of restricted stock units within 60 days.
(7)    Consists of 43,662 shares of Class A common stock, and 268,365 shares of Class A common stock issuable upon the exercise of options or settlement of restricted stock units within 60 days.
(8)    Consists of 43,662 shares of Class A common stock, and 268,365 shares of Class A common stock issuable upon the exercise of options or settlement of restricted stock units within 60 days.
(9)    Consists of 294,271 shares of Class A common stock, and 293,794 shares of Class A common stock issuable upon the exercise of options within 60 days.
(10)    Consists of 815,250 shares of Class A common stock, and 276,074 shares of Class A common stock issuable upon the exercise of options within 60 days.
(11)    Consists of 901,215 shares of Class A common stock.
(12)    Consists of 24,188 shares of Class A common stock.
(13)    Consists of 363,300 shares of Class A common stock.
(14)    Mr. Griffin resigned from his position of President, North America effective April 19, 2024.
(15)    Ms. Wu resigned from her position of Senior Vice President, Finance and Accounting, effective June 7, 2024.
(16)    Consists of 3,775,273 shares of Class A common stock, 1,658,745 shares of Class A common stock issuable upon the exercise of options or settlement of restricted stock units within 60 days, and 250 shares of Class A common stock held indirectly through certain officers’ spouses.

Report of the Audit Committee

The Audit Committee operates under a written charter adopted by the board of directors. A link to the Audit Committee charter is available on our website at www.hyzonfuelcell.com. All members of the Audit Committee meet the independence standards established by Nasdaq.

The Audit Committee serves in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, that, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the Audit Committee to plan or conduct audits, determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or assess or determine the effectiveness of the Company’s internal control over financial reporting.

Within this framework, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2023. The Audit Committee has also discussed with the independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP independence.

Based upon these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Audit Committee
Matthew Foulston, Chair
Elaine Wong
Dennis Edwards

Proposal 2 — Approval of Reverse Stock Split

General

Our Board has adopted resolutions recommending that the stockholders approve an amendment to our Second Amended and Restated Certificate of Incorporation, as amended, in substantially the form attached hereto as Annex A (the “Reverse Stock Split Amendment”), to effect a reverse stock split (the “Reverse Stock Split”) at a ratio ranging from [1:20 to 1:50], with the final decision as to whether to proceed with the Reverse Stock Split and the exact ratio of the Reverse Stock Split to be determined by our Board, in its sole discretion, following stockholder approval (if obtained), at any time prior to the one-year anniversary of the 2024 Annual Meeting. If our stockholders approve the Reverse Stock Split, and the Board decides to implement it, the Reverse Stock Split will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware (the “Effective Date”). The Reverse Stock Split will simultaneously impact all outstanding shares of Class A common stock. The Reverse Stock Split will affect all holders of Class A common stock uniformly, and no Class A common stockholder’s interest in the Company will be diluted as each such stockholder will hold the same percentage of the shares of Class A common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The Reverse Stock Split Amendment will also reduce the number of authorized shares of Class A common stock proportionately with the reduction in the number of outstanding shares of Class A common stock. The Reverse Stock Split Amendment will not reduce the number of authorized shares of Preferred Stock (which will remain at 10,000,000) and will not change the par value of the Class A common stock or Preferred Stock (which in each case will remain at $0.0001 per share). Our publicly traded warrants would not be affected by this Reverse Stock Split.

Why We Seek Shareholder Approval for a Reverse Stock Split?

To continue to satisfy Nasdaq listing standards. The Board believes that the Reverse Stock Split will enhance our ability to continue to satisfy Nasdaq’s continued listing requirements. One of Nasdaq’s listing requirements is that the bid price of our Class A common stock remains at a minimum price of $1.00 per share so that our Class A common stock continues to trade on Nasdaq. Our Class A common stock has closed below the $1.00 minimum price each day from December 7, 2023 through July 18, 2024, the date prior to filing this proxy statement. Because our Class A common stock traded below $1.00 for 30 consecutive business days, we received a delisting notice from Nasdaq on January 23, 2024 stating that the Company is not in compliance with the bid-price listing requirement. We applied and were granted a 180-day period to re-gain compliance, which expires on July 22, 2024. Upon the expiration of the first 180-day period, we expect to receive another delisting notice from Nasdaq stating that the Company is not in compliance with its listing requirements. At such point, the Company intends to apply to transfer our listing from the Nasdaq Global Select Market to the Nasdaq Capital Market and request a second 180-day extension. The Company has been in communication with Nasdaq and in order to qualify for a second 180-day extension, we must state the Company's intent to affect a reverse stock split during such second 180-day period if the Company's stock is not otherwise able to trade above $1.00 per share for 10 consecutive trading days during that second 180-day period. If the Company's Class A common stock does not appear likely to recover above $1.00 per share during such second 180-day extension (which should be approximately July 23, 2024 through January 22, 2025), our expectation is that we would implement the Reverse Stock Split if needed in order to cause an increase in our stock price to regain compliance within the second 180-day period. Reducing the number of outstanding shares of our Class A common stock should, absent other factors, result in an increase in the per share market price of our Class A common stock in satisfaction of Nasdaq’s continued listing standards. However, there is no guarantee that implementing the Reverse Stock Split will increase the price of our Class A common stock sufficiently to be able to re-gain such compliance. If we are otherwise unable to comply with the listing standards, such non-compliance or a delisting from Nasdaq would materially and adversely affect our ability to raise capital, including under our current agreements, and our financial condition and business.

To potentially attract investment capital. With a high number of issued and outstanding shares of Class A common stock, the price per share of our Class A common stock may be too low for the Company to attract investment capital on reasonable terms for the Company. We believe that the Reverse Stock Split will make our Class A common stock more attractive to a broader range of institutional investors, professional investors, and other members of the investing public.

To potentially improve the marketability and liquidity of our Class A common stock. The Board believes that an increased stock price may also improve the marketability and liquidity of our Class A common stock. For example, many brokerages, institutional investors and funds have internal policies that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers by restricting or limiting the ability to purchase such stocks on margin. We believe that the Reverse Stock Split may make our Class A common stock a more attractive and cost-effective investment for many investors, which may enhance the liquidity of the holders of our Class A common stock.

To decrease the risk of market manipulation of our Class A common stock. The Board believes that the potential increase in stock price may reduce the risk of market manipulation of our Class A common stock, which we believe is enhanced when our stock trades below $1.00 per share. By reducing market manipulation risk, we may also thereby potentially decrease the volatility of our stock price.

We have engaged a financial advisor and continue to explore all financing alternatives, including through issuances of our securities, as our operations are anticipated to require significant capital for the foreseeable future, along with maintaining liquidity in excess of our targeted minimum liquidity. We are also seeking strategic partners to provide additional capital and other support to enable us to market our products and continue developing new vehicles and fuel cells. As we seek additional sources of financing, there can be no assurance that such financing would be available to us on favorable terms or at all. If we are unable to raise substantial additional capital in the near term, through sales of our equity securities or otherwise, our operations and production plans will be scaled back or curtailed. If the funds raised are insufficient to provide needed financing consistent serial production at a profit, our operations could be severely curtailed or cease entirely and we may not realize any significant value from our assets.

For the foregoing reasons, the Board believes that the Reverse Stock Split is in the best interests of the Company and our stockholders to maintain Nasdaq listing compliance, facilitate capital raising and enhance the marketability and liquidity of our Class A common stock, among other reasons.

Criteria to be Used for Determining Whether to Implement a Reverse Stock Split

This proposal gives the Board discretion to select a Reverse Stock Split ratio from within a range between and including [1:20 and 1:50], any time prior to the one-year anniversary of the 2024 Annual Meeting, based on the Board’s then-current assessment of the factors below, and in order to maximize Company and stockholder interests. In determining whether to implement the Reverse Stock Split, and which ratio to implement, if any, the Board may consider, among other factors: the historical trading price and trading volume of our Class A common stock; the then-prevailing trading price and trading volume of our Class A common stock and the expected impact of the Reverse Stock Split on the trading market in the short-and long-term; the continued listing requirements for our Class A common stock on Nasdaq or other exchanges; the number of shares of Class A common stock outstanding; which Reverse Stock Split ratio would result in the least administrative cost to us; our contractual requirements; advice from our financial advisors; and prevailing industry, market, and economic conditions.

Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split

If completed, the Reverse Stock Split may not result in the intended benefits described above, the market price of our Class A common stock may not increase (proportionately to the reduction in the number of shares of our Class A common stock outstanding after the Reverse Stock Split or otherwise) following the Reverse Stock Split, and the market price of our Class A common stock may decrease in the future. Although reducing the number of outstanding shares of our Class A common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Class A common stock, the effect of the Reverse Stock Split on our stock price cannot be predicted with any certainty. In addition, the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that our stock price after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of shares outstanding, causing a reduction in the Company’s overall market capitalization. Further, even if we implement the Reverse Stock Split, our stock price may decline due to various factors, including our future performance, financial results, dilutive issuances of additional securities, market perception of our business, and general industry, market and economic conditions, among the other matters identified under the heading “Risk Factors” in our Form 10-K and other filings with the SEC. This percentage decline, as an absolute number and as a percentage of our overall market capitalization, may be greater than would occur in the absence of the Reverse Stock Split.

If we fail to satisfy Nasdaq's listing requirements and are subsequently unable to regain compliance in a timely manner, Nasdaq may suspend trading and commence delisting proceedings.

The proposed Reverse Stock Split may decrease the liquidity of our Class A common stock and result in higher transaction costs. The liquidity of our Class A common stock may be negatively impacted by the reduced number of shares outstanding after the Reverse Stock Split, which would be exacerbated if the stock price does not increase following the split. In addition, the Reverse Stock Split would increase the number of stockholders owning “odd lots” of fewer than 100 shares, trading which generally results in higher transaction costs. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity as described above.

Implementation of the Reverse Stock Split will not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership interest (subject to the treatment of fractional shares). However, should the overall value of our Class A common stock decline after the Reverse Stock Split, then the actual or intrinsic value of shares held by stockholders will also proportionately decrease as a result of the overall decline in value.

Effects of a Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock by reclassifying and combining all of our outstanding shares of Class A common stock into a proportionately smaller number of shares. For example, a stockholder holding 100,000 shares of Class A common stock before the Reverse Stock Split would instead hold 5,000 shares of Class A common stock immediately after that Reverse Stock Split if the Board determined the ratio to be 1-for-20. Each stockholder’s proportionate ownership of outstanding shares of Class A common stock would remain the same, except for immaterial adjustments that may result from the treatment of fractional shares as described herein.

All shares of Class A common stock will remain validly issued, fully paid and non-assessable. Upon the effectiveness of the Reverse Stock Split: each [20 to 50] shares of Class A common stock outstanding (depending on the Reverse Stock Split ratio selected by the Board) will be combined, automatically and without any action on the part of the Company or its stockholders, into one new share of Class A common stock; no fractional shares of Class A common stock will be issued; instead, stockholders who would otherwise receive a fractional share will receive cash in lieu of the fractional share (as detailed below); proportionate adjustments will be made to the number of shares issuable upon the exercise, settlement or vesting of all then-outstanding stock options, restricted stock units, performance-based restricted stock units, and warrants, which will result in a proportional decrease in the number of shares of Class A common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units, performance-based restricted stock units, and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and the number of shares of Class A common stock then reserved for issuance under our equity compensation plans will be reduced proportionately.

The following table summarizes, for illustrative purposes only, the anticipated effects of the Reverse Stock Split on our shares available for issuance based on information as of [•], 2024 (unless otherwise noted below) and without giving effect to the treatment of fractional shares. All share numbers are rounded to the nearest whole share.

	Pre-Reverse Split	1 for 20	1 for 30	1 for 40	1 for 50
Authorized Common Stock	1,000,000,000	50,000,000	33,333,333	25,000,000	20,000,000
Outstanding Common Stock	[247,396,641]	[12,369,832]	[8,246,554]	[6,184,916]	[4,947,932]
Authorized Preferred Stock	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000
Common Stock Issuable Upon Exercise of Outstanding Options, RSUs & Warrants	[36,493,178]	[1,824,658]	[1,216,439]	[912,329]	[729,863]
Common Stock Issuable Upon Exercise of Outstanding Options	[14,773,453]	[738,672]	[492,448}	[369,336]	[295,469]
Common Stock Reserved for Issuance under Equity Plans	[28,843,524]	[1,442,176]	[961,450]	[721,088]	[576,870]
Common Stock Issuable Upon the Achievement of Earnout Shares	23,250,000	1,162,500	775,000	581,250	465,000
Common Stock Authorized but Unissued and Unreserved	[649,243,204]	[32,462,160]	[21,641,440]	[16,231,080]	[12,984,864]

The Reverse Stock Split would affect all stockholders uniformly. As of the Effective Date, each stockholder would own a reduced number of shares of Class A common stock. Percentage ownership interests, voting rights and other rights and preferences would not be affected, except to the extent that the Reverse Stock Split would result in fractional shares (as described below). The Reverse Stock Split would not affect the registration of our Class A common stock under Section 12(b) of the Exchange Act, and we would continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Our Class A common stock would continue to be listed on Nasdaq under the symbol “HYZN” (subject to compliance with continued listing requirements) but would have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number after the Effective Date.

Cash Payment in Lieu of Fractional Shares

No fractional shares of Class A common stock will be issued as a result of the Reverse Stock Split. In lieu of any fractional shares to which a stockholder of record would otherwise be entitled, the Company will pay cash (without interest and subject to withholding taxes, as applicable) equal to such fraction multiplied by the closing price of our Class A common stock on Nasdaq on the first business day immediately preceding the Effective Date (as adjusted in good faith by the Company to account for the Reverse Stock Split ratio). After the Effective Date, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest, except to receive such cash payment.

Additionally, under the escheat laws of the various jurisdictions where stockholders may reside, where the Company is domiciled or where the cash payment may be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for such jurisdiction, unless correspondence has been received by us or the transfer agent concerning ownership of such funds within the specified time period. Thereafter, stockholders otherwise entitled to receive such payments would need to seek them directly from the state to which they were paid.

As of the Record Date, there were [•] Class A common stockholders of record. After the Effective Date, stockholders owning less than a whole share will no longer be stockholders. We do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Procedure for Effecting Reverse Stock Split. The effectiveness of the proposed Reverse Stock Split Amendment or the abandonment thereof, notwithstanding stockholder approval, will be determined by the Board, at its sole option, prior to the one-year anniversary of the 2024 Annual Meeting. The text of the proposed form of the Reverse Stock Split Amendment is attached hereto as Annex A. If approved by stockholders and implemented by the Board, the Reverse Stock Split will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware. We will publicly announce the Reverse Stock Split ratio chosen by the Board prior to the Effective Date.

Effect on Beneficial Holders.Stockholders who hold their shares through a bank, broker or other nominee will be treated in the same manner as registered stockholders who hold their shares in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for beneficial owners of such shares. However, banks, brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the Reverse Stock Split, particularly with respect to the treatment of fractional shares. Stockholders whose shares of Class A common stock are held in the name of a bank, broker or other nominee are encouraged to contact their bank, broker or other nominee with any questions regarding the procedures for implementing the Reverse Stock Split with respect to their shares.

Effect on Registered “Book-Entry” Holders. Registered stockholders hold shares electronically in book-entry form under the direct registration system (i.e., do not have stock certificates evidencing their share ownership but instead have a statement reflecting the number of shares registered in their accounts) and, as a result, do not need to take any action to receive post-split shares. If they are entitled to receive post-split shares, they automatically will receive, at their address of record, a transaction statement indicating the number of post-split shares held following the Effective Date.

No Appraisal Rights. Our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Material U.S. Federal Income Tax Consequences. The following is a general summary of material U.S. federal income tax consequences of the Reverse Stock Split to stockholders. This summary is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date of this filing, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the tax consequences described below. We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

EACH HOLDER OF CLASS A COMMON STOCK SHOULD CONSULT WITH SUCH STOCKHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

This summary is limited to stockholders that are U.S. holders, as defined below, and that hold our Class A common stock as a capital asset (generally, property held for investment).

This summary is for general information only and does not address all tax considerations that may be applicable to a stockholder’s particular circumstances or to stockholders that may be subject to special tax rules, such as, for example and without limitation, brokers and dealers in securities or commodities, banks and financial institutions, regulated investment companies, real estate investment trusts, personal holding companies, U.S. holders whose functional currency is not the U.S. dollar, U.S. expatriates, non-resident alien individuals, tax-exempt entities, governmental organizations, foreign entities, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the United States, insurance companies, persons holding shares of our Class A common stock as part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell shares of our Class A common stock under the constructive sale provisions of the Code, persons that hold more than 5% of our Class A common stock, persons that hold our Class A common stock in an individual retirement account, 401(k) plan or similar tax-favored account, persons who acquired their Class A common stock in connection with employment or other performance of services, or partnerships or other flow-through entities for U.S. federal income tax purposes and partners, members or investors in such entities. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences (such as estate or gift tax consequences) other than U.S. federal income taxation. This summary also does not address any U.S. federal income tax considerations relating to any other transaction other than the Reverse Stock Split.

For purposes of this summary, a “U.S. holder” means a beneficial owner of our Class A common stock that is, for U.S. federal income tax purposes:
an individual who is a citizen or resident of the United States;
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
a trust if (1) the administration of which is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our Class A common stock , the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a holder of our Class A common stock is a partner of a partnership holding shares of our Class A common stock , such stockholder should consult his, her, or its own tax advisor.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION AS WELL AS ANY TAX CONSIDERATIONS ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (SUCH AS THE ESTATE OR GIFT TAX LAWS) OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization, except as described below with respect to cash received in lieu of a fractional share, a U.S. holder generally will not recognize any gain or loss for U.S. federal income tax purposes upon the Reverse Stock Split. In the aggregate, a U.S. holder’s tax basis in the Class A common stock received pursuant to the Reverse Stock Split (excluding the portion of the tax basis that is allocable to any fractional share) will equal the U.S. holder’s tax basis in its Class A common stock surrendered in the Reverse Stock Split in exchange therefor, and the holding period of the U.S. holder’s Class A common stock received pursuant to the Reverse Stock Split will include the holding period of the Class A common stock surrendered in the Reverse Stock Split in exchange therefor. Treasury regulations promulgated under the Code provide rules for allocating the tax basis and holding period of the shares of the Class A common stock received pursuant to the Reverse Stock Split. U.S. holders of our Class A common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

In general, a U.S. holder who receives a cash payment in lieu of a fractional share will recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. holder’s tax basis of the Class A common stock surrendered in the Reverse Stock Split that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in its Class A common stock surrendered in the Reverse Stock Split is more than one year as of the date of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. Depending upon a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share made pursuant to the Reverse Stock Split unless such U.S. holder is an exempt recipient and timely and properly establishes with the applicable withholding agent the exemption. In addition, payments of cash in lieu of a fractional share made pursuant to the Reverse Stock Split may, under certain circumstances, be subject to backup withholding (at the current applicable rate of 24%), unless a U.S. holder provides, in a timely manner, to the applicable withholding agent proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, if any, provided that the U.S. holder furnishes the required information in a timely manner to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Accounting Consequences. The par value per share of our Class A common stock will remain unchanged at $0.0001 per share following the Reverse Stock Split. As a result, as of the Effective Date, the stated capital on the Company’s balance sheets attributable to Class A common stock will be reduced proportionally based on the Reverse Stock Split ratio, and the additional paid-in capital will be credited with the amount by which the capital is reduced. The net income or loss per share of Class A common stock will be increased as a result of the fewer shares of Class A common stock outstanding. The Reverse Stock Split will be reflected retroactively in our consolidated financial statements.

✓	The Board Recommends a Vote “FOR” the Approval of the Reverse Stock Split Authorization Proposal.

Proposal 3 — Approval of Warrant Approval Proposal

General

In this proposal, we are asking stockholders to approve the issuance of more than 19.99% of our outstanding Class A common stock issuable upon the exercise of Class A common warrants (the "Warrants") issued pursuant to that certain Securities Purchase Agreement, dated as of July 19, 2024, by and among the Company and purchasers thereto (the "Purchase Agreement") which includes an exercise price adjustment provision in the event of a share split, share dividend, share combination or other such event as described in the Warrants for purposes of compliance with Nasdaq Listing Rule 5635(d).

Description of Registered Offering

On July 22, 2024, the Company completed a registered direct offering (the "Offering") of 22,500,000 shares (the "Shares") of our Class A common stock together with Warrants to purchase up to an aggregate of 22,500,000 shares of Class A common stock at a combined offering price of $0.20 per share and Warrants. Each share of Class A common stock was offered together with one Warrant, each to purchase one share of Class A common stock with an exercise price of $0.30 per share. The Warrants are exercisable immediately and will expire five years from the date of issuance.

The aggregate net proceeds received by the Company was approximately $3.9 million after deducting placement agent fees and other expenses payable by us. The Company expects to use the net proceeds from these transactions for working capital and general corporate purposes.

We engaged Roth Capital Partners, LLC ("Roth") to provide exclusive financial services in connection with these transactions and, pursuant to that certain Placement Agency Agreement, dated July 19, 2024, between the Company and Roth (the "Placement Agency Agreement"), agreed to pay Roth a placement agent fee equal to 6% of the aggregate gross proceeds received from the Offering. In addition, we have also agreed to reimburse Roth for certain expenses in connection with the Offering of up to $50,000.

For further information regarding these agreements and the Offering, please refer to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on July 19, 2024. The discussion herein relating to the Placement Agency Agreement, the Purchase Agreement and the Warrants is qualified in its entirety by reference to the transaction documents filed as exhibits to such Form 8-K.

Description of Warrants

Exercise Price and Duration. Each Warrant has an exercise price of $0.30 per share. The Warrants will be immediately exercisable and may be exercised at any time until the Warrants are exercised in full or until the anniversary date that is five years from the date of issuance of such Warrants. The exercise price and number of shares of Class A Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Class A Common Stock and the exercise price, and also upon any distribution of assets, including cash, stock, or other property to our stockholders.

Upon a reverse stock split by the Company, the exercise price of the Warrants then in effect, will be reduced, and only reduced, to the lesser of (i) the then Exercise Price and (ii) the lowest volume weighted average price for the five trading days immediately following the date of the reverse split. In no event will the exercise price of the Warrants be reduced below a floor price of $0.057, which is equal to 20% of the Minimum Price (as defined under Nasdaq Listing Rule 5635(d)) as of the pricing date of this offering. In addition, the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged. Under Nasdaq listing rules, the number of shares that would result in an issuance of Class A Common Stock and shares underlying the Warrants in excess of 19.99% of our outstanding shares of Class A Common Stock and issuable upon exercise that will be proportionately adjusted will not be effective until, and unless, we obtain the approval of our stockholders. While we intend to promptly seek stockholder approval (and in no event later than 90 days after the closing of this offering), there is no guarantee that the Warrant Stockholder Approval will be obtained. If we are unable to obtain the Warrant Stockholder Approval, the foregoing provisions will not become effective and the Warrants will have substantially less value.

If, prior to the Expiration Date, the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of any Common Stock or Common Stock Equivalents (or announces any offer, sale, grant or any option to purchase or other dispositions, provided such transaction occurs), at an effective price per share less than the exercise price then in effect, then the exercise price of the Warrants will be reduced to such price. Notwithstanding the foregoing, no adjustments shall be made, in respect of an Exempt Issuance, as described in the Warrants.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.99% of the outstanding Class A Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our Class A Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Class A Common Stock determined according to a cashless exercise formula set forth in the Warrant.

Fundamental Transaction. In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of Class A Common Stock, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each share of Class A Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Class A Common Stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Class A Common Stock for which the Warrant is exercisable immediately prior to such event. In lieu of such consideration in the fundamental transaction, the holder may elect to have the Company or the successor entity purchase the Warrant for its fair market value measured by the Black Scholes method.

Transferability. Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing. There is no trading market for the Warrants on any securities exchange or nationally recognized trading system, and we do not expect a market to develop. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Class A Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Class A Common Stock, including any voting rights, until they exercise their Warrants.

Reasons for the Warrant Approval Proposal

A vote in favor of the Warrant Approval Proposal is a vote "for" approval of the issuance of the shares of our Class A common stock that may be issuable upon the potential reset of the exercise price of the Warrants in the event of a share split, share dividend, share combination or other such event as described in the Warrants (such event, a “Reset Event”). Upon a Reset Event, there will be a proportionate adjustment to the number of shares underlying the Warrants such that the aggregate exercise price payable under the Warrants, after taking into account the decrease in the exercise price, will be equal to the aggregate exercise price prior to such adjustment (such additional shares, the “Reset Shares”). In a Reset Event, the exercise price will be reset to a price equal to the lesser of (i) the then exercise price and (ii) the lowest volume weighted average price for the five trading days immediately following the date we effect a reverse stock split. In no event will the exercise price of the Warrants with respect to the reset of the exercise price be reduced below a floor price of $0.057 (the “Floor Price”).

Assuming that upon a Reset Event, the exercise price is reset to the Floor Price, subject to approval of this proposal, the Company would be required to issue upon exercise of the Warrant in full, 95,921,053 Reset Shares or a total of 118,421,053 shares of Class A common stock underlying the Warrants. At the time of the Offering, the Company had 249,050,427 shares of Class A common stock outstanding meaning that, upon a Reset Event, it may be required, subject to the approval of this proposal by the Company’s stockholders, to issue more than 49,810,085 shares of Class A common stock, or 20% of its then outstanding shares of Class A common stock, in the Offering. As the aggregate number of shares of our Class A common stock issuable in the Offering may, upon the triggering of a Reset Event and the exercise of the Warrants, exceed 19.99% of the outstanding shares of our Class A common stock as of the date of the closing of the Offering, Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of (i) the company’s Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement, or (ii) the average of the company’s Nasdaq Official Closing
Price (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the "Minimum Price").

Pursuant to Nasdaq rules, the presence of any provision that could cause the conversion or exercise price of a convertible security to be reduced to below the Minimum Price immediately before the entering into of the binding agreement will cause the transaction to be viewed as a discounted issuance. If an issuance includes common stock and other securities sold together as an investment unit, Nasdaq will attribute a value to securities issued with common stock. If an offering includes the issuance of warrants, then in determining the discount to the Minimum Price, Nasdaq will attribute a value of $0.125 to each "plain vanilla" warrant with an exercise price no less than the offering price of the common stock.

Because (A) 95,921,053 shares of Class A common stock is issuable upon exercise of the Warrants in the event that there is a Reset Event and the Reset Event results in an adjustment of the exercise price of the Warrants to the Floor Price and such total, with the other shares of Class A common stock issued or issuable in the Offering would be more than 19.99% of our outstanding shares of Class A common stock and (B) the offering price of the Class A common stock (excluding the offering price of the Warrants) in the Offering was below the Minimum Price, we are asking stockholders to approve issuance of up to 95,921,053 additional shares of Class A common Stock issuable upon a Reset Event and the exercise of the Warrants pursuant to Nasdaq Listing Rule 5635(d).

Effect of the Proposal

If stockholders do not approve this Warrant Approval Proposal, then the Warrants will only be exercisable to the extent that the total number of shares issued in the Offering and upon exercise of the Warrants do not exceed 19.99% of the shares of our Class A common stock outstanding before the issuance. Failure to obtain such approval may discourage future investors from engaging in future financings with us. If these consequences occur, we may have difficulty finding alternative sources of capital to fund our operations in the future on terms favorable to us or at all. We can provide no assurance that we would be successful in raising funds pursuant to additional equity or debt financings or that such funds could be raised at prices that would not create substantial dilution for our existing stockholders.

Certain Risks Associated with the Proposal

The issuance of shares of Class A common stock upon exercise of the Warrants will have a dilutive effect on current stockholders. The percentage ownership of the Company held by current stockholders will decline as a result of the issuance of the shares of Class A common stock underlying the Warrants. This means also that our current stockholders will own a smaller percent interest in us as a result of the exercise of the Warrants and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Dilution of equity interests could also cause prevailing market prices for our Class A common stock to decline. If the Warrants are exercised in full for cash, a total of 22,500,000 shares of Class A common stock (or up to a maximum of 118,421,053 shares of Class A common stock upon a Reset Event where the exercise price is adjusted to the Floor Price) will be issuable to the holders of the Warrants and this dilutive effect may be material to current stockholders of the Company.

There may be future sales of our Class A common stock, which could adversely affect the market price of our Class A common stock. The exercise of any warrants, and other issuances of our Class A common stock could have an adverse effect on the market price of the shares of our Class A common stock. Sales of a substantial number of shares of our Class A common stock or the perception that such sales might occur could materially adversely affect the market price of the shares of our Class A common stock.

Provisions of the Warrants could discourage an acquisition of us by a third party. Certain provisions of the Warrants could make it more difficult or expensive for a third party to acquire us. The Warrants provide that, in the event of certain transactions constituting fundamental transactions, holders of such warrants will have the right, at their option, to receive from us or a successor entity the kind and amount of securities, cash or other property that such holder would have received had they exercised the Warrants immediately prior to the fundamental transaction. These and other provisions of the Warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to the holders of our Class A common stock.

✓	The Board Recommends a Vote “FOR” the Approval of the Warrant Approval Proposal.

Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has been engaged by us since November 2020, and has audited our financial statements for the years ended December 31, 2021, 2022, and 2023. The Audit Committee believes that the continued retention of KPMG LLP as our independent registered public accounting firm is in the best interests of the Company and our stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and our stockholders. If our stockholders do not ratify the appointment, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of KPMG LLP are expected to attend the virtual Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
Pre-Approval Policies and Procedures

Our Audit Committee established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided were pre-approved to the extent required. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC. Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services

The following table sets forth the fees billed by KPMG LLP for audit and other services rendered:

	2023	2022
Audit Fees (1)	$1,413,000	$4,438,184
Audit-Related Fees(2)	—	—
Tax Fees (3)	—	60,000
All Other Fees (4)	2,730	—
Total	$1,415,730	$4,498,184
(1)    Audit Fees. Audit fees consist of fees for the audit of our annual financial statements and the reviews of our interim financial statements. Audit fees for each period also include related services that are normally provided in connection with registration statements.
(2)    Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.
(3)    Tax Fees. Tax fees consist of fees billed for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice, and tax planning.
(4)    All Other Fees. All other fees represent amounts billed in each of the years presented for services not classifiable under the other categories listed in the table above.

✓	The Board Recommends a Vote “FOR” the Ratification of KPMG LLP as our Independent Registered Public Accounting Firm For the Fiscal Year Ended December 31, 2024

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. To our knowledge, there were five delinquent filings during the fiscal year ended December 31, 2023, and through the Record Date: (1) one Form 4 for Matthew Foulston; (2) one Form 4 for Andrea Farace; (3) one Form 4 for Sue Sun-LaSovage; (4) one Form 4 for Bappaditya Banerjee; and (5) one Form 3 for John Waldron. All delinquent filings were due to inadvertent administrative errors by the Company and all have been filed as of the date of this Proxy Statement.

To our knowledge, based solely on a review of copies of such reports furnished to us by our officers and directors, we believe that, during the fiscal year ended December 31, 2023, and through the Record Date, there were no other failures to timely file reports by persons required to file reports under Section 16(a) of the Exchange Act.

Stockholder Nominees and Proposals for the 2025 Annual Meeting

To be considered for inclusion in the Company’s proxy statement for the 2025 Annual Meeting of stockholders, stockholder proposals must be received by our Secretary no later than [•], 2025. Proposals should be sent to our Secretary at Hyzon Motors Inc., 599 S. Schmidt Road, Bolingbrook, IL 60440. These proposals also must comply with the stockholder proxy proposal submission rules of the SEC under Rule 14a-8 of the Exchange Act. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail — Return Receipt Requested. If we change the date of our 2025 Annual Meeting by more than thirty days from the date of the previous year’s annual meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our Bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Our Bylaws also establish advance notice procedures for stockholders who wish to nominate an individual for election as a director or to present a proposal at the 2025 Annual Meeting but do not intend for the nomination or the proposal to be included in our proxy statement. A director nomination or stockholder proposal not included in the proxy statement for the 2025 Annual Meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the nomination or proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. In addition, stockholders who intend to solicit proxies in support of director nominees, other than our nominees, must provide notice in compliance with the universal proxy rules that sets forth the information required by Rule 14a-19 of the Exchange Act. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the first anniversary of the date the proxy statement was provided to the stockholders in connection with preceding year’s annual meeting of stockholders. However, if we have not held an annual meeting in the previous year or the date of the annual meeting is called for a date that is more than 30 days before or delayed by more than 60 days after the first anniversary date of the preceding year’s annual meeting, we must have received the stockholder’s notice not earlier than the 120th day prior to the date of the scheduled annual meeting and not later than the close of business on the later of the 90th day prior to the date of the scheduled annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For the 2025 Annual Meeting of stockholders, notice must be received between [•], 2025 and [•], 2025. Proposals should be sent to our Secretary at Hyzon Motors Inc., 599 S. Schmidt Road, Bolingbrook, IL 60440. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. The stockholder’s notice must set forth, as to each proposed matter, the information required by our Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

Our Bylaws also establish advance notice procedures for stockholders who wish to submit a “proxy access” nomination for inclusion in our proxy statement. A “proxy access” nomination will not be eligible for inclusion in the proxy statement unless the stockholder gives timely notice of the nomination in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than 150 days nor less than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if we have not held an annual meeting in the previous year or the date of the annual meeting is called for a date that is more than 30 days before or delayed by more than 60 days after the first anniversary date of the preceding year’s annual meeting, we must have received the stockholder’s notice not earlier than the 150th day prior to the date of the scheduled annual meeting and not later than the close of business on the later of the 120th day prior to the date of the scheduled annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For the 2025 Annual Meeting of stockholders, notice must be received between [•], 2025 and [•], 2025. Proposals should be sent to our Secretary at Hyzon Motors Inc., 599 S. Schmidt Road, Bolingbrook, IL 60440. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. The stockholder’s notice must set forth, as to each proposed matter, the information required by our Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

Other Matters
As of the time this proxy statement was mailed, our Board does not know of any proposals or business items that will be presented for consideration at the Annual Meeting, other than those set forth herein. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise. Whether or not you plan to attend the Annual Meeting, we urge you to vote by mail, Internet or telephone.

By order of the Board of Directors

/s/ John Zavoli
John Zavoli
Chief Legal Officer, General Counsel and Secretary
Bolingbrook, IL
[•], 2024

Stockholders may make a request for our Annual Report on Form 10-K for the year ended December 31, 2023, by writing to our Secretary, Hyzon Motors Inc., 599 S. Schmidt Road, Bolingbrook, IL 60440. We will also provide copies of exhibits to our Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. The request must include a representation by the stockholder that, as of [•], 2024 the stockholder was entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K and related exhibits are also available at www.hyzonfuelcell.com.

Note Regarding Forward-Looking Statements
Except for the historical information set forth herein, the matters set forth in this proxy statement contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: our business plans and our mission; our efforts to seek diversity on our board of directors; expectations regarding our new officers and directors; objectives of our compensation program and related expectations; and expectations regarding our ESG program.
These forward-looking statements are based on our current expectations and are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to execute our business model, including market acceptance of our planned products and services; our ability to convert non-binding memoranda of understanding or vehicle trial agreements into binding orders or sales (including because of the current or prospective financial resources of the counterparties to Hyzon’s non-binding memoranda of understanding and letters of intent); our ability to identify additional potential customers and convert them to paying customers; changes in applicable laws or regulations; risks associated with the outcome of any legal, regulatory or judicial proceedings; the effect of pandemics on our business; our ability to raise capital; our ability to compete; the success of our business collaborations; regulatory developments in the United States and foreign countries; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; our history of operating losses; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023. We disclaim any intent or obligation to update these forward-looking statements.

ANNEX A

CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED
OF
HYZON MOTORS INC.
It is hereby certified that:

1.The name of the corporation is Hyzon Motors Inc. (the “Corporation”).

2.The Board of Directors of the Corporation has duly adopted resolutions setting forth a proposed amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended, declaring said amendment to be advisable and calling for the stockholders of the Corporation to consider such amendment at the annual meeting of the stockholders of the Corporation, which amendment would add the following paragraph to the end of Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended, as a new Article IV, Section 4.5::

“Section 4.5 Reverse Stock Split. Without regard to any other provision of this Second Amended and Restated Certificate, as amended, effective at 12:01, eastern time, on [·] (the “Effective Time”), the shares of Common Stock issued and held in treasury of the Corporation immediately prior to the Effective Time are reclassified into a smaller number of shares such that each [·] ([·]) shares of issued Common Stock immediately prior to the Effective Time is reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification, following the Effective Time, shall be entitled to receive a cash payment equal to the product of the closing sales price of the Common Stock on the applicable national listing exchange on the date that is immediately prior to the Effective Time and the amount of the fractional share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

3. Pursuant to a resolution of the Board of Directors, the annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware (the “DGCL”), at which meeting the necessary number of shares as required by the DGCL were voted in favor of the amendment.

4.     The amendment of the Certificate of Incorporation of the Corporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the DGCL and shall become effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the undersigned officer this ___ day of _________, 20___.

By:
Name: Stephen Weiland Title: Chief Financial Officer

Hyzon

Hyzon Motors Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

You must register to attend the meeting online and/or participate at www.proxydocs.com/HYZN

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________ Signature (if held jointly) ____________ Date ____________